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6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

To:	Our Shareholders
From:	Randall M. Griffin
Subject:	Invitation to the Corporate Office Properties Trust 2010 Annual Meeting of Shareholders

        You are cordially invited to attend our 2010 Annual Meeting of Shareholders to be held on May 13, 2010 at 9:30 a.m. at our corporate headquarters, which is located at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046.

        At this year's meeting, you will be asked to vote on the election of eleven members of our Board of Trustees, the amendment and restatement of our 2008 Omnibus Equity and Incentive Plan and the ratification of PricewaterhouseCoopers LLP's appointment as our independent registered public accounting firm for the current fiscal year.

        Attached you will find a notice of meeting and proxy statement that contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy. Also enclosed are your proxy card and our 2009 Annual Report on Form 10-K.

        In addition to the formal business to be transacted, we will make a presentation regarding our accomplishments in 2009 and other recent developments. You will also have the opportunity at this meeting to ask questions and make comments.

        I hope to see you at the meeting.

Randall M. Griffin President and Chief Executive Officer

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

March 31, 2010

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 13, 2010
Time:	9:30 a.m.
Place:	Corporate Office Properties Trust 6711 Columbia Gateway Drive Suite 300 Columbia, Maryland 21046

        We will hold our 2010 Annual Meeting of Shareholders on May 13, 2010 at 9:30 a.m. at our corporate headquarters. During the Annual Meeting, we will consider and take action on proposals to:

  1.
  Elect eleven Trustees;

  2.
  Approve the Amended and Restated 2008 Omnibus Equity and Incentive Plan;

  3.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

  4.
  Transact any other business properly brought before the Annual Meeting.

        You may vote at the meeting if you were a shareholder of record at the close of business on March 15, 2010.

By order of the Board of Trustees,

Karen M. Singer Senior Vice President, General Counsel and Secretary

 PROXY STATEMENT

        This proxy statement and the accompanying proxy card are being mailed, beginning on or about March 31, 2010, to owners of common shares of beneficial interest ("common shares") of Corporate Office Properties Trust (the "Company") in connection with the solicitation of proxies by the Board of Trustees (the "Board") for our 2010 Annual Meeting of Shareholders (the "Annual Meeting"). This proxy procedure is being used to permit all holders of the common shares of Corporate Office Properties Trust to vote since many may be unable to attend the Annual Meeting in person. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Corporate Office Properties Trust's mailing address is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046. Corporate Office Properties Trust's Internet address is www.copt.com. The information on our Internet site is not part of this proxy statement.

General Information

When are our 2009 Annual Report on Form 10-K and this proxy statement first being sent to shareholders?

        Our 2009 Annual Report on Form 10-K and this proxy statement are first being sent to shareholders beginning on or about March 31, 2010.

What will shareholders be voting on at the Annual Meeting?

  1.
  The election of Trustees.

  2.
  The approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan.

  3.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

  4.
  Any other business that properly comes before the Annual Meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on March 15, 2010 may vote at the Annual Meeting. Each share has one vote. There were 58,806,713 common shares outstanding on March 15, 2010.

How do I vote?

        You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you vote by telephone, Internet or mail using the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

        You can vote using the proxy card in one of three ways:

  1.
  By telephone.    To vote by telephone, call the toll free number listed on your proxy card. You will need to follow the instructions on your proxy card and the prompts from the telephone voting system.

  2.
  By Internet.    To vote using the Internet, go to the website listed on your proxy card. You will need to follow the instructions on your proxy card and the website.

  3.
  By mail.    To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

        If you vote by telephone or by Internet, you should not return your proxy card.

        If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How will my proxies vote my shares?

        Your proxies will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on business matters, your proxies will vote as follows:

  •
  "FOR" each of the nominees for Trustee listed in Proposal 1;

  •
  "FOR" the approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan; and

  •
  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

        We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

  •
  Notifying our Senior Vice President, General Counsel and Secretary, Karen M. Singer, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;

  •
  Executing a later dated proxy card; or

  •
  Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

        An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

What constitutes a quorum?

        As of March 15, 2010, Corporate Office Properties Trust had 58,806,713 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 15, 2010 until a quorum is present.

What vote is required to elect Trustees?

        Trustees are elected by a plurality of the votes, which means that the nominees with the most votes in favor are elected.

What vote is required on other matters?

        In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Company's Declaration of Trust. With respect to the proposals to be voted on at the Annual Meeting, the required votes are as follows: for Proposal 2, the number of votes cast on the proposal must constitute at least a majority of the shares entitled to vote on the proposal and a majority of the votes cast on the proposal must be voted in favor of the proposal; and for Proposal 3, a majority of the votes cast on the proposal will be required to approve the proposal. See "How Will My Vote Be Counted" for more detail on the treatment of abstentions and "broker non-votes" on Proposals 2 and 3.

How will my vote be counted?

        With respect to Proposal 1, the election of Trustees, votes may be cast in favor of or withheld from each nominee.

        With respect to Proposal 2, the approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan:

  •
  you may abstain and your abstention will have the same effect as a vote against approval of the plan as it will be considered a vote cast on this proposal; and

  •
  we believe that if you hold your shares through a broker in "street" name and you do not give instructions to your broker to vote your shares with respect to approval of the plan, your broker will not vote your shares with respect to approval of the plan. Your broker's failure to vote your shares in this instance will have no effect on the vote because broker non-votes are not considered votes cast, but it will affect our ability to satisfy the separate requirement that the total number of votes cast on this proposal represent more than 50% of all of the shares entitled to vote on this proposal.

        With respect to Proposal 3, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year:

  •
  you may abstain and your abstention will have no effect on the outcome of the vote; and

  •
  because this is a "routine matter" as defined by the rules of the New York Stock Exchange (the "NYSE"), we believe that if you hold your shares through a broker in "street" name and you do not give instructions to your broker to vote your shares with respect to Proposal 3, your broker may nevertheless vote your shares with respect to the proposal. Even if your broker does not do so, your broker's failure to vote your shares will have no effect on the outcome of the vote, as no vote will have been cast with respect to your shares.

What percentage of our common shares do the Trustees and executive officers own?

        Our Trustees and executive officers owned 1.9% of our outstanding common shares as of March 15, 2010. Our Trustees and executive officers beneficially owned in the aggregate approximately 8.8% of our common shares as of March 15, 2010 (see the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details).

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Wells Fargo Bank, N.A., our transfer agent, will be assisting us for a fee of approximately $3,000, plus out-of-pocket expenses. We have also retained the services of Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $16,000. We pay the cost of soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on May 13, 2010

        The proxy statement and our 2009 Annual Report on Form 10-K are available at www.copt.com under "Investor Relations," under the subheading "Annual Meeting and Proxy Materials."

When are shareholder proposals and Trustee nominations for our 2011 Annual Meeting due?

        In accordance with our bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2011 Annual Meeting must be given no earlier than February 12, 2011 and no later than March 14, 2011. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2011 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at that meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2011 Annual Meeting due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission. Shareholder proposals for the 2011 Annual Meeting must be submitted in writing by December 1, 2010. In addition, shareholders may wish to have a proposal presented at the 2011 Annual Meeting but not to have such proposal included in the proxy statement for the 2011 Annual Meeting. Pursuant to our bylaws, notice of any such proposal must be received by us between February 12, 2011 and March 14, 2011. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.

        Any shareholder proposals must be submitted to Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can interested parties send communications to the Board?

        Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees or the chairperson of any of the committees of the Board by e-mail or regular mail. Communications by e-mail should be sent to karen.singer@copt.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.

        All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

How can interested parties obtain information regarding our Corporate Governance Guidelines?

        Our Board has adopted Corporate Governance Guidelines to set forth our policies concerning overall governance practices. These Guidelines can be found in the investor relations section of our Internet website in the subsection entitled "Corporate Governance." Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.

Proposal 1—Election of Trustees

        Our By-laws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated all Trustees for re-election at the Annual Meeting. Each nominee has agreed to serve a one-year term. The following biographies set forth certain information with respect to the nominees for election as Trustees, all of whom currently serve as Trustees. These descriptions include the specific experience, qualifications, attributes and skills that led the Board to nominate each of them for re-election.

        Jay H. Shidler, 63, has been Chairman of our Board since October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. He has founded, and been the initial investor in, numerous public and private companies, including the following three other public real estate investment trusts: TriNet Corporate Realty Trust, Inc. (formerly NYSE: TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), for which he served as Chairman of the Board of Directors from 1993 through January 2009 and currently serves as Director; and Pacific Office Properties Trust, Inc. (NYSE: PCE), for which he serves as Chairman of the Board of Directors. From 1998 through 2005, Mr. Shidler also served as a Director of Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda company of which Mr. Shidler is a founder.

        Clay W. Hamlin, III, 65, has been a member of our Board since October 1997 and was appointed Vice Chairman effective April 1, 2005. Mr. Hamlin has been active in the real estate business for over 35 years. He is a Managing Partner of The Shidler Group and of LBCW Limited Partnership, a private investment entity. He was our Chief Executive Officer from October 1997 until his retirement on April 1, 2005. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of office and industrial property. Mr. Hamlin is a founding shareholder of First Industrial Realty Trust, Inc. and serves as a Director/Trustee of Pacific Office Properties Trust, Inc., TractManager, Inc. and the Athletics Overseers Board of the University of Pennsylvania. Mr. Hamlin received an MBA in accounting and finance from The Wharton School, University of Pennsylvania and a Juris Doctor degree from Temple University, and previously practiced as a corporate lawyer and a Certified Public Accountant.

        Thomas F. Brady, 60, has been a member of our Board since January 2002. Mr. Brady has nearly 40 years of energy marketing and utility business experience. He is the former Chairman of the Board of Directors of Baltimore Gas & Electric Company ("BGE") and Executive Vice President—Corporate Strategy at Constellation Energy Group ("CEG") (NYSE: CEG), a position he assumed in 1999. CEG is a publicly-traded supplier of energy products in the United States and parent company of BGE. BGE is an electric and gas utility serving customers in central Maryland. While serving in these positions, Mr. Brady had experience in strategic planning and merger, acquisition and disposition activities. Prior to 1999, Mr. Brady held various positions at BGE, including Vice President and Chief Accounting Officer. Mr. Brady continues to serve on the Board of Directors of BGE. He also serves as Director of the Maryland Chamber of Commerce and a Trustee and Treasurer of the Board of Stevenson University. Mr. Brady previously served as Chairman of the Maryland Public Broadcasting Commission and Maryland Public Television from 2003 to 2007. Mr. Brady received an MBA in finance from Loyola University Maryland and was certified as a Certified Public Accountant.

        Robert L. Denton, age 57, has been a member of our Board since May 1999. Mr. Denton's background includes significant real estate and finance experience. He joined The Shidler Group in 1994, currently serving as Managing Partner in its New York office, and is responsible for the implementation of The Shidler Group's new investment vehicles. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment-banking firm that he co-founded. Mr. Denton serves on the Board of Directors of Pacific Office Properties Trust, Inc. Mr. Denton received an MBA from The Wharton School, University of Pennsylvania.

        Douglas M. Firstenberg, 49, has been a member of our Board since February 2007. Mr. Firstenberg has over 25 years of real estate investment and development experience, including construction and land development of more than four million square feet. He is a founding principal of Stonebridge Associates, Inc., a real estate development and advisory firm created in 1993, where he focuses on strategic planning and development projects, with a primary role in major transaction negotiations. Mr. Firstenberg is the Chair of the Board of Directors of the Montgomery College Foundation and Treasurer of the North of Massachusetts Business Improvement District.

        Randall M. Griffin, 65, has been a member of our Board since February 2005. Mr. Griffin's background includes over 35 years of experience in real estate. He has been our President and Chief Operating Officer since September 1998 and, on April 1, 2005, became our President and Chief Executive Officer. From June 1993 until September 1998, Mr. Griffin served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc., both of which were wholly-owned subsidiaries of CEG. From 1990 through March 1993, Mr. Griffin worked as Vice President—Development for EuroDisney Development in Paris, France. From 1976 to 1990, Mr. Griffin worked for Linclay Corporation, a St. Louis-based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. He serves on the Executive Committee of the Board of Governors of The National Aquarium in Baltimore and on the Board of Directors of the National Aquarium Society Board in Washington, D.C., the Center for Aquatic Life and Conservation Board and the National Aquarium Conservation Center. He also serves on the Board of Directors of the Maryland Business Roundtable for Education, the BWI Business Partnership, the Maryland Public Arts Commission and KEYW Corporation, a private entity. In addition, he serves on the Board of Trustees of the Greater Washington Initiative, the Board of Governors of the National Association of Real Estate Investment Trusts and the Board of Visitors of the University of Maryland, Baltimore County. Mr. Griffin received an MBA from the Harvard Business School.

        David M. Jacobstein, 63, has been a member of our Board since August 2009. Mr. Jacobstein's background includes over 20 years of executive-level experience in real estate. Mr. Jacobstein served as senior advisor to the real estate practice of Deloitte LLP from June 2007 through June 2009, where his responsibilities included client development, strategic planning and thought leadership addressing key industry and market trends. From 1999 to May 2007, he served as President and Chief Operating Officer of Developers Diversified Realty Corporation (NYSE: DDR), a real estate investment trust, and also served on its Board of Trustees from 2000 to 2004. From 1986 to 1999, he served as Vice Chairman and Chief Operating Officer of Wilmorite, Inc., an owner, developer and manager of regional shopping malls. Mr. Jacobstein began his career as a corporate and securities lawyer. Mr. Jacobstein is a member of the Advisory Board for The Marcus and Millichap Company. He received a Juris Doctor degree from The George Washington University Law Center.

        Steven D. Kesler, 58, has been a member of our Board since September 1998. Since 2006, Mr. Kesler has served as Chief Financial Officer for CRP (Chesapeake Realty Partners) Operations, LLC, a private company that is actively engaged in the development of residential land and the construction and operation of commercial properties and residential rental communities. He served as a Managing Director of The Casey Group, a regional consulting firm that helps clients find solutions to operating and financial management issues, from 2005 to 2006. Mr. Kesler also served as the Chief Executive Officer and/or President of Constellation Investments, Inc. from 1988 and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG. In these roles, Mr. Kesler managed a corporate investment entity, CEG's pension plan and nuclear decommissioning trust and a portfolio of real estate assets, including assisted living facilities. Mr. Kesler previously served as a Director on the Boards of Atapco, Inc., a private real estate and investment company, and Ace Guaranty Corporation, a financial guaranty subsidiary of Ace, Limited, a public company. Mr. Kesler received an MBA in finance from The Wharton School, University of Pennsylvania and previously practiced as a Certified Public Accountant.

        Kenneth S. Sweet, Jr., 77, has been a member of our Board since October 1997. Mr. Sweet has been Managing Partner and Chairman of Gordon Stuart Associates, a venture capital investment firm, since 1996. Mr. Sweet was Chairman of GSA Management, LLC and Managing Director of GS Capital, LP, a venture capital and real estate partnership that he founded, from 1994 to 2004. In 1971, Mr. Sweet founded K.S. Sweet Associates, which developed and managed over one billion dollars in real estate assets, and was the real estate consultant and fee developer for ten large nonprofit institutions. From 1957 to 1971, Mr. Sweet was with The Fidelity Mutual Life Insurance Company, serving as Financial Vice President and Chief Investment Officer from 1965 to 1971. Mr. Sweet serves as a Trustee of the Eisenhower Fellowship and Director of the National Center for the American Revolution and Chairman of its Construction Committee. He previously served as a Director, Chairman of the Real Estate Committee and a member of the Finance Committee of Main Line Health until 2006. He was also the Chairman of the Bryn Mawr Hospital Foundation and Chairman of Main Line Health Real Estate Investment & Partnership (a real estate partnership between The Lankenau Foundation and Main Line Health).

        Richard Szafranski, 62, has been a member of our Board since August 2009. His background includes over 40 years in national security experience and expertise in pay for performance, strategic planning, scenario planning, market assessments and business development. He is a partner in Toffler Associates, a strategy and management consulting firm, at which he provides consulting services for senior executives in U.S. Government agencies, including the U.S. intelligence community, and commercial firms in the global defense, communications and aerospace sectors. He retired from active service in the United States Air Force as a colonel in 1996. Mr. Szafranski served on the Board of Directors for Ceridian Corporation from 2006 to 2007 and SBS Technologies, Inc from 2002 to 2005. He has a Master of Arts in Human Resources Management from Central Michigan University and has completed executive education on corporate governance at the Harvard Business School.

        Kenneth D. Wethe, 68, has been a member of our Board since January 1990. Mr. Wethe has over 30 years of experience in the group insurance and employee benefits area. Since 1988, he has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe serves as Chairman of the Board of Directors of the Enterprise Education Foundation. Mr. Wethe received an MBA from Pepperdine University and is a Certified Public Accountant.

        If any of the nominees is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

        The Board recommends a vote "FOR" each of the nominees listed in Proposal 1.

Our Board of Trustees

How do we determine whether our Trustees are independent?

        We believe that in order for our Board to effectively serve in its capacity, it is important, and the NYSE mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The following per se exclusions apply to the determination of Trustee independence: a Trustee will not be deemed independent until three years after the end of any of the following relationships or situations: (1) the Trustee is employed by the Company or a member of his/her immediate family is an executive officer of the Company; (2) the Trustee or a member of his/her immediate family receives, in any year, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (3) the Trustee is employed by or affiliated with the Company's present or former internal auditors or outside independent registered public accounting firm serving as the Company's auditors, or a member of the Trustee's immediate family is a current partner of such auditors or firm, is a current employee of such auditors or such firm and personally works on the Company's audit, or was within the past three years a partner or employee of such auditors or firm and personally worked on the Company's audit during that time; (4) the Trustee or a member of his/her immediate family is employed as an executive officer of another entity of which any of the Company's then-current executive officers serves on that other entity's compensation committee; or (5) the Trustee is an employee, or a member of his/her immediate family is an executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues. In determining Trustee independence, the Board also considered the ownership by Mr. Shidler, Mr. Hamlin and Mr. Denton of a land parcel adjacent to land owned by the Company, and the potential development of all of the land under a common development plan, in its analyses of the independence of these Trustees.

Are our Trustees independent of Corporate Office Properties Trust?

        The Board has determined that each of our Trustees meet the independence guidelines described above except for Clay W. Hamlin, III, our Vice Chairman of the Board and former Chief Executive Officer, who, through March 31, 2008, received compensation from the Company under his consulting agreement with the Company entered into upon his retirement, and Randall M. Griffin, our current President and Chief Executive Officer.

What is the leadership structure of our Board of Trustees?

        Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company's shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the Chief Executive Officer. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that this structure is the most appropriate structure at this time.

        Under our Bylaws, the Chairman of the Board shall preside over the meetings of the Board and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the Vice Chairman of the Board shall preside at such meetings at which he or she shall be present. In the absence of both the Chairman and Vice Chairman, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chairman and the Vice Chairman shall perform such other duties as may be assigned by the Trustees. The Chief Executive Officer shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.

What is our policy regarding Trustee attendance at regularly scheduled meetings of the Board and annual meetings of shareholders?

        The Board holds a minimum of four regularly scheduled meetings per year, including the annual meetings of the Board held in conjunction with our annual meetings of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Trustees are expected to be physically present at all regularly scheduled meetings, and a Trustee who is unable to attend a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee attends a regularly scheduled meeting by telephone for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.

        Trustees are expected to be present at our annual meetings of shareholders. All of our Trustees attended the 2009 Annual Meeting of Shareholders.

What is our policy regarding meetings of non-management Trustees?

        The non-management Trustees meet in executive session at least annually without management. The Chairman of the Board presides at the executive sessions. The non-management Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.

How are the Trustees compensated?

  •
  Employee Trustees receive no compensation, other than their normal salary, for serving on the Board or its committees.

  •
  For 2009, non-employee Trustees received the following:

  •
  Fees, paid in cash, as set forth below:

Annual Trustee fee	$35,000
Annual committee chairman fee
Audit	10,000
Nominating and Corporate Governance	5,000
Compensation	7,000
Investment	8,500
Fee per Board meeting	1,000
Fee per Committee meeting	1,000
    •
    Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

    •
    Annual grants of options to purchase 5,000 common shares with an exercise price equal to the fair market value of the common shares on the date of grant. These options are exercisable beginning one year from the date of grant and expire ten years after the date of grant.

  •
  For 2010, non-employee Trustees will receive the following:

  •
  Fees, paid in cash, set forth below:

Annual Trustee fee	$60,000
Annual Chairman of Board fee	30,000
Annual committee chairman fee
Audit	10,000
Nominating and Corporate Governance	5,000
Compensation	8,500
Investment	7,000
Annual committee fees
Audit	10,000
Nominating and Corporate Governance	5,000
Compensation	8,500
Investment	7,000
Fee for each meeting attended after first twelve Board and Committee meetings per calendar year	1,500
    •
    Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

    •
    Annual grants of 2,000 restricted shares. These shares vest one year from the date of grant. Recipients of restricted shares are entitled to receive dividends on such shares and can cast votes for such shares prior to shares vesting.

To assist in the evaluation of Trustee compensation, the Compensation Committee engaged Towers Watson, an external compensation consulting firm, to prepare a benchmarking study of director compensation for a peer group of companies that are similar in size and business structure to us, and which may compete with us for Trustee talent. The changes in Trustee compensation for 2010 relative to 2009 were approved by the Board based in large part on the following:

    •
    the benchmarking study revealed that our Trustee compensation for 2009 was below the 25th percentile for directors at the peer group companies. The Company's strong performance, both on an absolute basis and relative to the peer group, warrants Trustee compensation between the 50th and 75th percentile;

    •
    an annual committee fee and an increased annual Trustee fee in lieu of meeting fees (for the first twelve Board meetings per calendar year) emphasizes overall Trustee contributions over meeting attendance; and

    •
    awarding restricted shares instead of options to purchase common shares improves alignment with the interests of shareholders and further assists Trustees in meeting share ownership guidelines established in February 2009.

        The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2009.

Name of Trustee	Fees Earned (Paid in Cash)(1)	Option Awards(2)	Total
Thomas F. Brady	$58,000	$48,095	$106,095
Robert L. Denton	52,000	48,095	100,095
Douglas M. Firstenberg	55,000	48,095	103,095
Clay W. Hamlin, III	47,000	48,095	95,095
David M. Jacobstein	29,500	61,491	90,991
Steven D. Kesler	51,000	48,095	99,095
Jay H. Shidler	63,500	48,095	111,595
Kenneth S. Sweet, Jr.	55,000	48,095	103,095
Richard Szafranski	24,500	61,491	85,991
Kenneth D. Wethe	66,000	48,095	114,095

(1)
This column reports the amount of cash compensation earned in 2009 for Board and committee service.

(2)
Represents the grant date fair value of stock options awarded to the Trustees in 2009. At December 31, 2009, the aggregate numbers of outstanding options held by non-employee Trustees were: Mr. Brady: 40,000 options; Mr. Denton: 20,000 options; Mr. Firstenberg: 15,000 options; Mr. Hamlin: 25,000 options; Mr. Jacobstein: 5,000 options; Mr. Kesler: 45,000 options; Mr. Shidler: 20,000 options; Mr. Sweet: 40,000 options; Mr. Szafranski: 5,000; and Mr. Wethe: 20,000 options. The weighted average grant-date fair value of options granted to the non-employee Trustees in 2009 was $10.15 per share. See Notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for additional information regarding options, including assumptions made in determining values for the options.

What are the current committees of our Board?

        The Board currently has four committees: (1) the Audit Committee; (2) the Nominating and Corporate Governance Committee; (3) the Compensation Committee; and (4) the Investment Committee. Descriptions of these committees are set forth below:

  •
  The Audit Committee oversees the following:

  •
  the integrity of the Company's financial statements and other financial information provided by the Company to its shareholders and the investment community;

  •
  the Company's compliance with legal and regulatory requirements and ethical behavior;

  •
  the retention of the Company's independent registered public accounting firm, including oversight of their performance, qualifications and independence, and approval of audit and non-audit services; and

  •
  the Company's accounting and financial reporting processes, internal control systems and internal audit function.

    The Committee also provides an avenue for communication among the Company's independent registered public accounting firm, internal auditors, management and the Board.

  •
  The Nominating and Corporate Governance Committee serves the following purposes:

  •
  recommends to the Board the structure and operations of the Board;

    •
    identifies individuals qualified to serve as Trustees and recommends that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;

    •
    recommends to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee;

    •
    oversees the Board' annual evaluation of its performance and the performance of other Board committees;

    •
    reviews and monitors management development and succession planning activities; and

    •
    develops and recommends to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically reviews the same.

  •
  The Compensation Committee administers executive compensation programs, policies and practices. The Compensation Committee also recommends executive compensation to the Board and administers our executive incentive plans.

  •
  The Investment Committee approves all of our investments, acquisitions, dispositions and borrowings that are individually in excess of $10 million. Investments of greater than $50 million must also be approved by the full Board.

All members of the Audit, Nominating and Corporate Governance and Compensation Committees are independent Trustees. The practices of the Audit, Nominating and Corporate Governance and Compensation Committees are outlined in their respective charters, which are available on our Internet website in the subsection entitled "Corporate Governance" or in print to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.

        The committees on which Trustees served and the number of meetings held during 2009 are set forth below.

Board Member	Audit	Nominating and Corporate Governance(1)	Compensation	Investment
Jay H. Shidler		✓		C
Clay W. Hamlin, III				✓
Thomas F. Brady		✓	C
Robert L. Denton	✓	C
Douglas M. Firstenberg			✓	✓
David M. Jacobstein	✓			✓
Steven D. Kesler	✓			✓
Kenneth S. Sweet, Jr.		✓	✓	✓
Richard Szafranski		✓	✓
Kenneth D. Wethe	C			✓
Meetings Held in 2009	8	2	8	6

(1)
With respect to this Committee, Mr. Shidler served as Chairman until September 2009, when Mr. Denton became Chairman. In addition, Mr. Brady joined the Committee in place of Mr. Sweet in September 2009.

C = Chairman of the Committee.

✓ = Member of the Committee.

        During 2009, the Board held four quarterly meetings and four special meetings. Each incumbent Trustee in 2009 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.

How are our Trustees nominated?

        The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function, and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management; (5) leadership; (6) public real estate investment trusts ("REITs") and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee's past attendance at meetings and participation in and contributions to the activities of the Board and its committees.

        Our Board does not have an explicit diversity policy. Nevertheless, diversity of race, ethnicity, gender, age, cultural background and professional experiences is considered in evaluating candidates for nomination. The Board believes that its members should have reputations for integrity and ethical behavior and that they should collectively represent a broad spectrum of experience and expertise. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

        The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:

  The Committee considers nominees recommended by the Company's common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the Company's proxy statement for its most recent annual meeting of shareholders:

  •
  the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

  •
  information about the relationship between the candidate and the nominating shareholder;

  •
  the consent of the candidate to serve as a Trustee;

  •
  proof of the number of shares of the Company's common shares that the nominating shareholder owns and the length of time the shares have been owned; and

  •
  a separate statement of the candidate's qualifications relating to the Board's membership criteria.

What is the Board's approach to risk oversight?

        The Board plays an important role in the risk oversight of the Company. The Board establishes and monitors the Company's risk tolerance and oversees its risk management activities primarily by:

  •
  maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisition, development and financing activities and the appointment and retention of senior management;

  •
  reviewing and discussing regular periodic reports relating to the performance of the Company and risks to the achievement of its objectives;

  •
  approving the Company's annual budget and capital plan; and

  •
  overseeing specific areas of the Company's business by the Compensation, Audit and Nominating and Corporate Governance Committees.

The Board and its Committees also rely on management to bring significant matters to their attention.

        Pursuant to its charter, the Audit Committee is responsible for the review of the Company's risk assessment and management activities. The Committee discharges these responsibilities by reviewing and discussing with management, the Company's internal audit function and the Company's independent registered public accounting firm any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor or control such risks or exposures, and the Company's underlying policies with respect to risk assessment and risk management. Consistent with NYSE Rules, the Audit Committee also provides oversight at the Board level with respect to risk assessment and risk management, particularly regarding the activities of the Company's internal audit function and integrity of the Company's financial statements and internal control over financial reporting. The Company's internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at each of the Audit Committee's meetings. The Board is informed regarding these risk oversight activities at the four quarterly meetings of the Board.

Our Executive Officers

Below is information with respect to our executive officers who are not Trustees.

        Roger A. Waesche, Jr., 55, has been our Executive Vice President since January 2004, after holding the position of Senior Vice President since September 1998. Mr. Waesche became our Chief Operating Officer in August 2006, after serving as our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche served as Senior Vice President for Constellation Real Estate, Inc., where he was responsible for all financial operations, including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche practiced as a Certified Public Accountant with Coopers & Lybrand. He serves on the Board of Trustees of Sheppard Pratt Health System. Mr. Waesche is also a member on the Maryland Industrial Development Financing Authority and a board member of the Economic Alliance of Greater Baltimore.

        Stephen E. Riffee, 52, has been our Executive Vice President and Chief Financial Officer since August 2006. Prior to that time, Mr. Riffee served CarrAmerica Realty Corporation, a real estate investment trust, as Chief Financial Officer from April 2002 to July 2006 and Senior Vice President, Controller and Treasurer from July 1999 to March 2002. Prior to joining CarrAmerica Realty Corporation, Mr. Riffee held positions with Marriott International, Inc. and Burlington Northern Railroad and practiced as a Certified Public Accountant with KPMG Peat Marwick.

        Wayne Lingafelter, 50, has been our Executive Vice President, Development & Construction Services since January 2009, previously serving as Senior Vice President-Development & Construction since May 2008. Prior to joining us, Mr. Lingafelter served Duke Realty Corporation, a real estate investment trust, for 20 years in several positions, the most recent of which included Senior Vice President of Government Solutions from February 2006 to May 2008 and Senior Vice President of Cleveland Operations from 2002 to February 2006.

        Karen M. Singer, 45, has been our Senior Vice President, General Counsel and Secretary since September 2006, after holding the position of Vice President, General Counsel and Secretary since January 2004. Ms. Singer served as Assistant Secretary and Associate General Counsel of the Company from September 1998 through December 2003. From August 1996 through August 1998, Ms. Singer was Assistant General Counsel of Constellation Real Estate, Inc. From 1989 through January 1996, Ms. Singer was in private practice as an associate at Weinberg and Green, LLC, now a part of Saul Ewing LLP, where she provided a broad spectrum of real estate related services to various clients. Ms. Singer currently serves on the Board of Directors of Art With a Heart, Inc., the Maryland Zoological Society, Inc. and the Esophageal Cancer Action Network, Inc.

 Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners

        The following table shows certain information as of March 15, 2010 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means sole or shared voting or dispositive power with respect to securities. Each party named in the table below has sole voting and dispositive power with respect to the securities listed opposite such party's name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Options Exercisable within 60 days after March 15, 2010
The Vanguard Group, Inc.(3)	5,335,362	9.1%	—
BlackRock, Inc.(4)	4,926,689	8.4	—
Davis Selected Advisers, L.P.(5)	4,242,508	7.2	—
FMR LLC(6)	3,967,577	6.7	—
Heitman Real Estate Securities LLC(7)	3,885,398	6.6	—
DIAM Co., Ltd.(8)	3,458,400	5.9	—
Nomura Asset Management Co., LTD(9)	3,192,036	5.4	—
Jay H. Shidler(10)	1,868,317	3.1	20,000
Clay W. Hamlin, III(11)	1,823,835	3.0	25,000
Thomas F. Brady	40,000	*	40,000
Robert L. Denton(12)	378,000	*	20,000
Douglas M. Firstenberg	19,600	*	15,000
Randall M. Griffin(13)	741,040	1.3	168,068
David M. Jacobstein	500	*	—
Steven D. Kesler	49,486	*	45,000
Kenneth S. Sweet, Jr.	45,000	*	40,000
Richard Szafranski	—	*	—
Kenneth D. Wethe(14)	88,214	*	20,000
Roger A. Waesche, Jr.	309,565	*	50,000
Stephen E. Riffee	115,960	*	—
Wayne H. Lingafelter	32,019	*	—
Karen M. Singer	63,196	*	11,500
All Trustees and Executive Officers as a Group (15 persons)(15)	5,574,232	8.8%	454,568

*
Represents less than one percent.

(1)
With respect to each shareholder (or group thereof), assumes that all units in our operating partnership, Corporate Office Properties, L.P. (the "Operating Partnership"), owned by such shareholder(s) listed are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also includes common shares issuable under options held by such shareholder(s) exercisable within 60 days after March 15, 2010, as reflected in the third column of this table.

(2)
Common shares issuable upon the conversion of units in the Operating Partnership and the exercise of options exercisable currently or within 60 days after March 15, 2010 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The Vanguard Group ("Vanguard") has sole voting power with respect to 35,635 shares, sole investment power with respect to 5,299,727 shares and shared investment power with respect to 35,635 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A, Amendment No. 4, filed with the Securities and Exchange Commission by Vanguard on February 4, 2010.

(4)
BlackRock, Inc. ("BlackRock") has sole voting and investment power with respect to 4,926,689 shares. BlackRock is located at 40 East 52nd Street, New York, New York 10022. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by BlackRock on January 29, 2010.

(5)
Davis Selected Advisers, L.P. ("Davis") has sole voting power with respect to 553,878 shares and sole investment power with respect to 4,242,508 shares. Davis is located at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756 The information in this note was derived from a Schedule 13G/A, Amendment No. 1, filed with the Securities and Exchange Commission by Davis on February 12, 2010.

(6)
FMR LLC. ("FMR") has sole voting power with respect to 918,157 shares and sole investment power with respect to 3,967,577 shares. FMR is located at 82 Devonshire Street, Boston, Massachusetts 02109. The information in this note was derived from a Schedule 13G/A, Amendment No. 1, filed with the Securities and Exchange Commission by FMR on February 16, 2010.

(7)
Heitman Real Estate Securities LLC ("Heitman") has sole voting power with respect to 2,842,324 shares and sole investment power with respect to 3,885,398 shares. Heitman is located at 191 North Wacker Drive, Suite 2500, Chicago, Illinois, 60606. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by Heitman on February 12, 2010.

(8)
DIAM Co., Ltd. ("DIAM") has sole voting and investment power with respect to 3,458,400 shares. DIAM is located at 3-1 Marunouchi 3-chome, Chiyoda-ku, Tokyo, 100-0005, Japan. The information in this note was derived from a Schedule 13G/A, Amendment No. 1, filed with the Securities and Exchange Commission by DIAM on January 21, 2010.

(9)
Nomura Asset Management Co., Ltd. ("Nomura") has sole voting power with respect to 3,192,036 shares, sole investment power with respect to 355,510 shares and shared investment power with respect to 2,836,526 shares. Nomura is located at 1-12-1, Nihonbashi, Chuo-ku, Tokyo, Japan 103-8260. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by Nomura on February 16, 2010.

(10)
Jay H. Shidler's common shares beneficially owned include 1,848,317 common units in the Operating Partnership exchangeable for common shares. Mr. Shidler's address is Davies Pacific Center, 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813.

(11)
Clay W. Hamlin, III's common shares beneficially owned include 1,798,835 common units in the Operating Partnership exchangeable for common shares; Mr. Hamlin has sole investment power with respect to 96,317 of these units and shared investment power for the remainder of these units. Mr. Hamlin's address is 40 Morris Avenue, Suite 100, Bryn Mawr, Pennsylvania 19010.

(12)
Robert L. Denton's common shares beneficially owned include 358,000 common units in the Operating Partnership exchangeable for common shares, 90,000 of which were pledged as security for a loan. Mr. Denton's address is 9 West 57th Street, Suite 1670, New York, New York 10019.

(13)
Randall M. Griffin's common shares beneficially owned include 70,000 shares owned through the Griffin Retained Annuity Trust and 103,101 shares owned through the Cheryl G. Griffin Revocable Living Trust, for which Mr. Griffin has shared voting and investment power.

(14)
Kenneth D. Wethe's common shares beneficially owned include 63,621 shares held through Enterprise Education Foundation, for which Mr. Wethe serves as Chairman of the Board of Trustees. Mr. Wethe has shared voting and investment power with respect to these shares.

(15)
Includes 4,005,152 common units in the Operating Partnership exchangeable for common shares. These common units are beneficially owned by Mr. Shidler, Mr. Hamlin and Mr. Denton as described in Notes 10, 11 and 12 above.

Compensation Discussion and Analysis

Overview

        This section describes the material elements of compensation for our Named Executive Officers, also referred to herein as executives. The executives are: (1) Randall M. Griffin, President and Chief Executive Officer; (2) Roger A. Waesche, Jr., Executive Vice President and Chief Operating Officer; (3) Stephen E. Riffee, Executive Vice President and Chief Financial Officer; (4) Wayne H. Lingafelter, Executive Vice President—Development and Construction Services; and (5) Karen M. Singer, Senior Vice President, General Counsel and Secretary. The Board administers our executive compensation plans with the assistance of the Compensation Committee.

        Highlights of our 2009 activities pertaining to executive compensation include the following:

  •
  Mr. Lingafelter's appointment became effective on January 2, 2009, at which time he became eligible to earn compensation set forth under the terms of his employment agreement;

  •
  the other executives received increases in base salaries ranging from 4.2% to 8.9%;

  •
  executives earned annual cash incentive awards between the target and maximum levels set under the award plan established early in 2009 in recognition of their performance relative to a range of performance levels under the plan;

  •
  the Compensation Committee engaged Towers Watson as its external consultant in determining executive compensation; and

  •
  the Compensation Committee, with the assistance of its consultant, developed a new plan for executive long-term equity awards effective in 2010.

Compensation Objectives

        Our compensation philosophy is to ensure that the executives' interests are aligned with those of our shareholders, promote the achievement of the Company's annual and long-term performance objectives, and attract, retain and motivate superior executive talent. This philosophy holds that the compensation of each executive should be influenced significantly by the Company's performance and the executive's individual performance, and generally be commensurate with that of executives performing similar responsibilities for an appropriate peer group of companies. An executive's compensation relative to that of counterparts in the peer group can vary based on the executive's skill and experience in the position (both overall and with the Company), the performance of the executive and his or her business unit, the amount that we pay other executives and the competition in the marketplace for the talents of the executive. We believe that providing the opportunity to earn a higher relative level of total compensation compared to that of comparable executives in the peer group for superior performance is important in order for us to retain our executives.

        Our incentive programs provide compensation in the form of both cash and long-term equity awards in order to reward both short and long-term performance. The allocation of total compensation between cash and long-term equity awards is reviewed annually in comparison to the peer group to assist in determining the compensation of our executives both in total and by component. Long-term equity awards represent a significant, if not the largest, component of our executives' incentive compensation because:

  •
  we believe that these awards help ensure that a significant portion of our executives' net worth is tied to the value of our common shares, aligning the interests of the executives with those of our shareholders; and

  •
  these awards vest over time and, therefore, serve as a retention tool.

Role of the Compensation Committee of the Board

        The Compensation Committee's primary responsibilities are set forth below:

  •
  to periodically review and, based on such review, recommend to the Board our compensation philosophy and the adequacy of compensation plans and programs for executives;

  •
  to recommend to the Board compensation arrangements and incentive goals for executives and to administer compensation plans and programs;

  •
  to review the performance of executives and recommend to the Board incentive compensation and compensation arrangements, as appropriate based upon performance;

  •
  to recommend to the Board compensation arrangements for non-management members of the Board;

  •
  to review and monitor succession planning activities in conjunction with the Nominating and Corporate Governance Committee and management development plans and activities; and

  •
  to review and discuss the section of this proxy statement entitled "Compensation Discussion and Analysis" as prepared by management and determine whether to recommend it to the Board for inclusion in this annual proxy statement.

        Major compensation decisions must be approved by the independent non-management members of the Board after recommendation by the Compensation Committee. The Board is responsible for oversight of the Compensation Committee's activities, except where the Compensation Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Compensation Committee has complete and open access to management and any other resources of the Company required to assist it in carrying out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel or other advisors.

        The Compensation Committee makes use of analyses provided, at its direction, by external consultants in determining executive compensation. The Compensation Committee used the Schonbraun McCann Group as its external consultant until May 2009, when it engaged Towers Watson. These consultants provide data relevant for benchmarking executive compensation, discuss compensation practices and make recommendations to the Compensation Committee regarding compensation programs and pay levels. The consultants did not perform any work for the Company at the direction of management during 2009.

Role of Management

        Mr. Griffin meets with the Compensation Committee to make recommendations to the Committee, discuss the Committee's recommendations to the Board and present analyses based on the Committee's requests. He discusses the impact of compensation recommendations on the business, reviews executive benchmarking data and informs the Committee of the other executives' performance. He also presents management's perspective on business objectives and discusses his perspective on succession planning for the Company. Mr. Griffin attends Compensation Committee meetings and general meetings of the Board, but he does not attend those portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to his compensation.

        Mr. Riffee presents financial projections and results pertinent to the compensation decision process, evaluates the financial implications of Compensation Committee actions under consideration and provides information relating thereto.

        Ms. Singer provides legal consultations pertaining to Compensation Committee activities.

        Holly G. Edington, our Senior Vice President-Human Resources who reports directly to Mr. Griffin, also takes direction from, and provides suggestions to, the Compensation Committee, oversees the actual formulation of compensation plans incorporating the recommendations of the Compensation Committee and assists the Chairman of the Compensation Committee in preparing the agenda for its meetings.

Compensation Benchmarking

        Our objective in benchmarking is to provide compensation to our executives that is comparable with compensation of executives performing similar responsibilities for companies that are similar in size and business structure to us, and which may compete with us for executive talent. The Compensation Committee obtains executive compensation information for other companies from its external consultant for benchmarking purposes. In order to assist in this process, the consultant obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Compensation Committee.

        The Compensation Committee, with the assistance of its external consultant, developed a peer group comprised of 15 companies for 2009 and 20 companies for 2010 (the "2009 peer group" and the "2010 peer group," respectively) to use for purposes of benchmarking the compensation of our executives for those respective years. The 2009 and 2010 peer groups were selected from a blend of publicly-traded office, diversified and industrial REITs based, in large part, on the relationship of the following criteria to those of the Company: market capitalization; geographic location; comparability of management structure; and level of performance (in terms of growth in key earnings metrics and total shareholder return). Approximately two-thirds of the companies selected for the 2009 peer group had larger market capitalizations than the Company largely because we wished to compare ourselves to bigger enterprises in recognition of the growth that the Company has experienced and expects to continue. The 2010 peer group was refined to place emphasis on centering the Company among the peer companies based on market capitalization in lieu of predicting expected growth of the Company and the peers under the current uncertain economic climate. The companies included in the 2009 and 2010 peer groups are set forth below (named companies were included in both 2009 and 2010 peer groups, except where otherwise noted):

Alexandria Real Estate Equities, Inc.	EastGroup Properties, Inc. (only 2010)
AMB Property Corporation (only 2010)	Highwoods Properties, Inc.
BioMed Realty Trust, Inc.	Kilroy Realty Corporation
Boston Properties, Inc. (only 2010)	Lexington Realty Trust
Brandywine Realty Trust	Liberty Property Trust
Brookfield Properties Corporation (only 2010)	Mack-Cali Realty Corporation
Colonial Properties Trust (only 2009)	PS Business Parks, Inc.
Cousins Properties Incorporated (only 2010)	SL Green Realty Corp.
Digital Realty Trust, Inc.	Vornado Realty Trust (only 2010)
Douglas Emmett, Inc.	Washington Real Estate Investment Trust
Duke Realty Corporation

        The external consultant provided peer group compensation data to the Compensation Committee. Base salaries, annual cash incentive awards, long-term equity awards and total compensation for our executives were compared to compensation information for comparable positions in each of the peer groups in detail and at the 25th, 50th (the median) and 75th percentiles and the average. The consultant provided benchmarking information for these various data points in order to enhance the Compensation Committee's understanding of how the Company's executive compensation compared to that of the peer groups. The consultant also provided the Compensation Committee data from executive compensation surveys prepared by the National Association of Real Estate Investment Trusts.

        In 2009, the consultant also conducted a comprehensive pay for performance assessment of the Company's executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives. The assessment demonstrated that the Company's 2008 total direct compensation levels were generally consistent with its strong performance relative to the 2010 peer group, with both actual pay and performance in the upper quartile.

Base Salary

        We view base salary as the fixed rate of pay for ongoing performance throughout the year that is required to attract and retain executives. The base salaries of executives are determined in consideration of their position's scope of responsibilities and their personal skills and experience. Executives are eligible for periodic increases in their base salary as a result of individual performance, significant increases in their duties and responsibilities or increases in the base salaries of executives in the peer group. Peer group base salary information is reviewed annually for each executive position. Other factors considered in decisions regarding base salary include budgetary considerations and a desire to create an appropriate level of differentiation between the base salaries of the executives.

        Executive annual base salary actions in 2009 included the following:

  •
  Mr. Lingafelter's annual base salary was established at $325,000 effective with his appointment to his current office; and

  •
  increases in the annual base salaries of the other executives were approved on February 26, 2009, retroactively effective as of January 1, 2009, as follows:

  •
  Mr. Griffin's increased from $600,000 to $625,000, or 4.2%;

  •
  Mr. Waesche's increased from $450,000 to $475,000, or 5.6%;

  •
  Mr. Riffee's increased from $370,000 to $400,000, or 8.1%; and

  •
  Ms. Singer's increased from $280,000 to $305,000, or 8.9%.

The executives' adjusted salary levels were determined by the Compensation Committee after referring to a summary of projected base salaries of our 2009 peer group for a range comprising the 50th and 75th percentiles. The increases received by Mr. Griffin, Mr. Waesche and Ms. Singer were due in large part to their annual base salaries having lagged below the mid-point of this range. In the cases of Mr. Griffin and Mr. Waesche, the increased salary levels continue to lag below the mid-point of this range but were not increased further due in large part to the Compensation Committee's consideration of the current economic environment. The increase received by Mr. Riffee was to bring his level to the highest end of the range for his position in recognition of the strength of his contributions to the Company.

Annual Cash Incentive Awards

        Our philosophy of awarding annual cash incentive awards is designed to tie executive pay to annual performance by the Company overall and, in most cases, by each executive. During the initial part of each year, the Compensation Committee establishes an annual plan for annual cash incentive awards that defines a range of awards, as a percentage of salary, for Company and individual performance under defined objectives for three levels of performance: a threshold level, a target level and a maximum level. The target level performance for objectives used under these plans equate to management's estimate of the related objectives set forth in the annual budget; this level of performance is intended to be challenging yet attainable. The maximum level of performance for objectives is intended to have a much lower likelihood of being attained, but is intended to still be attainable with superior performance, as it is established within the range for objectives set forth in the budget. The threshold level of performance for objectives is established at a level that is somewhat higher than the lower range of the objectives set forth in the budget and, therefore, has a higher likelihood of being attained than the target. Actual awards are determined once actual performance with respect to these objectives is known. The Board also uses discretion on a case-by-case basis in determining adjustments to executive annual cash incentive awards in order to enable the consideration of other factors that award computations may not capture.

2009 Objectives for Annual Cash Incentive Awards

        The Company has two classifications of objectives that it uses for annual cash incentive awards: (1) Company objectives and (2) individual objectives. The mix between these classifications of objectives, as set forth in the table below, varies by executive based on their responsibilities:

	Weight of Objectives on 2009 Annual Cash Incentive Award
	Company Objectives
Name of Executive	Diluted FFO per Share	Diluted AFFO per Share	Individual Objectives	Total
Randall M. Griffin	50.0%	50.0%	N/A	100.0%
Roger A. Waesche, Jr.	37.5%	37.5%	25.0%	100.0%
Stephen E. Riffee	37.5%	37.5%	25.0%	100.0%
Wayne H. Lingafelter	25.0%	25.0%	50.0%	100.0%
Karen M. Singer	25.0%	25.0%	50.0%	100.0%

        The Board, with the assistance of the Compensation Committee and management, developed the 2009 plan objectives using the Company's annual budget and information regarding other related business and operations initiatives. The measures used in defining Company objectives in 2009 were diluted funds from operations per share, excluding operating property acquisition costs (defined herein as "diluted FFO per share"), and diluted adjusted funds from operations per share ("diluted AFFO per share"), both of which are measurements frequently used by equity REITs to evaluate financial performance. We use these Company objectives because we believe that they are useful measures in evaluating the effectiveness of our operations and are core objectives in our annual budgets. Further, we believe that growth in these measures in the long run contributes to the creation of shareholder value and, as a result, linking compensation to these measures helps to align the interests of our executives with those of our shareholders. The Company objectives were calculated in the same manner as in our reported financial results. The table below sets forth the 2009 Company objectives:

Company Objective	Threshold Level	Target Level	Maximum Level	Actual Achieved
Diluted FFO per share	$2.44	$2.50	$2.56	$2.49
Diluted AFFO per share	1.75	1.81	1.87	1.93

        Mr. Griffin's annual cash incentive award plan was based solely on Company objectives since his responsibilities were substantially for the Company as a whole. Individual performance objectives for each other executive were tailored to the operations of the business unit for which the executive was responsible. Most of Mr. Waesche's and Mr. Lingafelter's individual objectives had defined numerical measures set forth for determining the level of performance for purposes of computing awards, while most of the other executives' individual objectives did not since their objectives generally were not as conducive to the assignment of specific measures. The levels of performance for executive individual objectives that did not have defined numerical measures for assessing performance was determined based upon qualitative evaluations by Mr. Griffin, the Compensation Committee and the Board. Individual objectives for the other Named Executive Officers included the following:

  •
  Mr. Waesche had nine individual objectives consisting of: property operations measures, including asset management objectives (such as net operating income, capital expenditures, occupancy rates, growth in same-office property cash net operating income and volume of acquisition and disposition activity); and property management objectives (including customer satisfaction survey results and property operating expense savings). The weightings of these objectives as a percentage of his total individual objectives ranged from 3% to 20%;

  •
  Mr. Riffee had eight individual objectives consisting of: effectiveness in capital planning and plan execution; completion of initiatives to expand capital partner relationships and increase his and Mr. Griffin's visibility to the investor community; progress towards improving processes and capabilities and report development in a number of areas (including financial reporting, budgeting, forecasting and analysis); progress and results associated with technology implementations and system administration; progress towards strengthening the Company's approach to vision, goal setting and performance measurement; and personal development activities. The weightings of these objectives as a percentage of his total individual objectives ranged from 10% to 30%;

  •
  Mr. Lingafelter had five individual objectives consisting of: development and construction projects completed; construction starts; investment value of projects for which design, engineering and documentation was completed; implementation of a defined process improvement initiative; and implementation of organizational changes. The weightings of Mr. Lingafelter's objectives as a percentage of his total individual objectives ranged from 10% to 30%; and

  •
  Ms. Singer had five individual objectives consisting of: tracking and monitoring of joint venture relationships; evaluation of external resource use by legal department; collaboration on improvements to in-house, company-wide training programs; implementing process improvements relating to the Corporate Secretary role; and effectiveness in oversight of the Company's internal audit function. The weightings of these objectives as a percentage of her total individual objectives ranged from 15% to 30%.

2009 Award Targets and Actuals

        The 2009 annual cash incentive award targets for the executives were generally determined based on the 50th percentile of peer group executives for achieving threshold level of performance, with increases to as high as the 75th percentile for achieving the maximum level of performance. The ranges of awards, as a percentage of annual base salary, available to Mr. Griffin, Mr. Waesche and Ms. Singer under the 2009 plan were maintained at the levels used for 2008 due in large part to the Compensation Committee's consultant's expectation that peer company executives award levels would not change. The range of award levels, as a percentage of annual base salary, available to Mr. Riffee was increased from 2008 due to the Compensation Committee and Board's determination that his strong individual performance and continued development supported his placement in a higher percentile relative to individuals at his position among the peer group companies.

        The range of annual cash incentive awards established and the amounts ultimately awarded by the Board for 2009 for the executive officers is set forth below:

	Threshold Level		Target Level		Maximum Level		Actual
Name of Executive	% of Base Salary	Amount	% of Base Salary	Amount	% of Base Salary	Amount	Calculated Award Amount	Actual Amount Received	Actual Amount Received as % of Base Salary
Randall M. Griffin	100.0%	$625,000	175.0%	$1,093,750	250.0%	$1,562,500	$1,523,438	$1,558,500	249.4%
Roger A. Waesche, Jr.	85.0%	403,750	125.0%	593,750	175.0%	831,250	750,000	720,000	151.6%
Stephen E. Riffee	85.0%	340,000	115.0%	460,000	140.0%	560,000	526,000	526,000	131.5%
Wayne H. Lingafelter	75.0%	243,750	100.0%	325,000	125.0%	406,250	385,750	400,000	123.1%
Karen M. Singer	75.0%	228,750	100.0%	305,000	125.0%	381,250	315,000	315,000	103.3%

The aggregate achievement on Company objectives was near the maximum level; in calculating this aggregate achievement, the Compensation Committee agreed to recognize the diluted AFFO per share portion in an amount that was above the maximum level, provided that this approach would not result in the aggregate achievement of Company objectives exceeding the maximum. Aggregate achievement on individual objectives by each executive was between the target and maximum level. The 2009 actual award amounts were determined by the achievement of established objectives (described above) except in the case of: (a) Mr. Griffin, who received a $35,062 discretionary award and Mr. Lingafelter, who received a $14,250 discretionary award, as additional recognition for the executives' contributions to the Company's success that neither the Compensation Committee nor the Board believed was sufficiently reflected in the computed amount; and (b) Mr. Waesche, who voluntarily requested that his award be reduced due to his assessment of performance with respect to certain aspects of the performance of his business unit.

Long-Term Equity Awards

        Long-term equity awards are designed to align the interests of the executives with those of our shareholders. Since these awards typically vest over a period of time, they also encourage the executives to remain with the Company. The Company's practice is generally to issue such awards to executives on the date of the first quarterly Board meeting of each year. Long-term equity awards have historically taken the following forms:

  •
  Common shares subject to forfeiture restrictions ("restricted shares").  The Company has granted restricted shares to executives generally upon the achievement of performance criteria each year from 2003 to 2009. Restricted shares have also been granted to new executives upon their hiring. Once granted, restricted shares vest over a defined period of time as the executive remains employed by the Company. Recipients of restricted share grants are entitled to receive dividends on such shares and can cast votes on shareholder matters for such shares prior to share vesting.

  •
  Options to purchase common shares ("options").  The Company has, in the past, granted options to executives, but has not done so since 2004 due to the Board's belief that restricted shares are more effective in aligning executives' interests with those of our shareholders and promoting executive retention.

        This was a transitionary year for the Company's long-term equity awards to executives. In early 2008, we established a plan relating to 2008 compensation under which awards were ultimately granted in February 2009. In 2009, the Compensation Committee and the Board developed a new plan for executive long-term equity awards, resulting in the grant of a new award type called performance share units ("PSUs") effective in 2010. We describe these activities and awards under the respective plans below.

Awards made in 2009

        In 2008, the Compensation Committee established an annual plan that defined total compensation (representing the sum of base salary, annual cash incentive awards for the year, as paid in the following year, and long-term equity awards for the year, as awarded in the following year), for executives relative to counterpart executives in the peer group. Under the plan, the Company's performance was measured relative to the performance of the peer group companies based on a three-year trailing average of the following performance measures for the period ended December 31, 2008: total shareholder return (which is calculated based on a combination of total dividend return and growth in common share price), diluted FFO per share and diluted AFFO per share. Following the conclusion of this period, total compensation was established at an amount which correlated that of each executive with the percentile of the Company's performance relative to the peer group. Due in large part to the deterioration of conditions over the course of the year in the broader global and United States economies and specifically in the commercial real estate industry, the Compensation Committee determined in early 2009 that for compensation relating to 2008, less reliance would be placed on a formulaic approach in determining awards. Instead, total compensation was based on a more subjective evaluation and approval of the appropriate percentile relative to the peer group executives that should apply for each of the Company's executives. The values of the long-term equity awards were then calculated using the 2009 peer group executives' total compensation at the approved percentiles and deducting the Company executives' base salaries and annual cash incentive awards. Factors considered in the subjective evaluation of the peer group total compensation percentiles applying to executives included the following:

  •
  the total compensation percentile computed using the methodology set forth in the 2008 long-term incentive plan based on the Company's actual performance relative to the performance of the peer group;

  •
  the Company's other significant achievements in 2008;

  •
  evaluations of the executives' individual performance and responsibilities relative to the peer group executives;

  •
  current economic conditions; and

  •
  the reasonableness of the percentage increase in total compensation over 2007 for each of the executives in light of the above factors.

        The table below sets forth the actual long-term equity awards to executives for 2008, as awarded in 2009, along with the approved total compensation percentile from which they were based:

Name of Executive	Total Compensation Percentile Used for Actual Award	Number of Shares Awarded(1)	Grant Date Fair Value of Award(2)	Percentage Increase in Total Compensation from 2007 Based on Actual Award
Randall M. Griffin	55.8%	78,217	$1,952,296	10.7%
Roger A. Waesche, Jr.	60.9%	52,092	1,300,216	26.5%
Stephen E. Riffee	72.0%	29,449	735,047	28.5%
Karen M. Singer	55.0%	20,532	512,479	13.8%

(1)
The number of shares awarded was calculated by dividing the value of the long-term incentive award by $25.57, which was the average of the closing price of our common shares on the NYSE over the 15 successive trading days ending with the February 26, 2009 grant date. These shares vest in equal one-third increments on March 1, 2010, March 1, 2011 and March 1, 2012.

(2)
The grant date fair value of the award was calculated by multiplying the number of shares awarded by $24.96, the closing price of our common shares on the NYSE on the February 26, 2009 grant date.

        In determining actual awards, the Compensation Committee believed that despite current economic conditions, increases in total compensation for each of the executives were warranted to: adequately recognize the Company's performance on both an absolute and relative basis to the peer group as demonstrated through the 2008 long-term incentive plan criteria and the Company's other achievements in 2008; and have total compensation of the executives be competitive with the mid-point between the 50th and 75th percentile of the peer group. However, in recognition of current economic conditions, it believed that increases in total compensation should generally not exceed 10 to 15%, except in the cases of Mr. Waesche, whose increase recognized an increase in his responsibilities during the year, and Mr. Riffee, whose strong individual performance and continued development supported his placement in a higher percentile relative to individuals at his position among the peer group companies.

Awards made in 2010

        On March 4, 2010, the Board granted PSUs as set forth below, which were determined as a percentage of executive salaries:

Name of Executive	Target Award as a % of Base Salary	Number of PSUs
Randall M. Griffin	250%	42,540
Roger A. Waesche, Jr.	200%	25,864
Stephen E. Riffee	150%	16,335
Wayne H. Lingafelter	100%	8,848
Karen M. Singer	85%	7,058

These percentages were developed using a broad perspective and multiple data points, including: (1) competitive market long-term equity award data at the median; (2) the Company's historical long-term equity award levels; and (3) the target total compensation to be delivered to executives. The number of PSUs granted was derived by first multiplying the executives' base salaries by their respective target award percentages, and dividing the result by the average of the closing price of our common shares on the NYSE over the 15 successive trading days ending with the grant date. These initial grants have a performance period beginning on the grant date and concluding the earlier of three years from the grant date or the date of: (1) termination by the Company without cause, death or disability of the executive or constructive discharge of the executive (collectively, "qualified termination"); or (2) a sale event. The number of PSUs earned ("earned PSUs") at the end of the performance period will be determined based on the percentile rank of the Company's total shareholder return relative to the those of the companies in the 2010 peer group, as set forth in the following schedule:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th or greater	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of:

  •
  the number of earned PSUs in settlement of the award plan; plus

  •
  the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

        If a performance period ends due to a sale event or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or the Company for cause, all PSUs are forfeited. PSUs do not carry voting rights.

        The Compensation Committee and Board believes that the approach for executive long-term equity awards under the 2010 plan provides a number of improvements over the Company's approach in 2008, including the following:

  •
  executive and shareholder risks and rewards are more closely aligned by a long-term, forward looking plan focused entirely on relative total shareholder return;

  •
  retention of key executives is enhanced due to highly leveraged potential payouts available under the plan; and

  •
  grants and potential awards under the plan are clearly determined and communicated to the executives at the beginning of the performance period.

        On March 4, 2010, the Board also approved grants to the executives of restricted shares as set forth below:

Name of Executive	Number of Shares Awarded
Randall M. Griffin	55,056
Roger A. Waesche, Jr.	25,105
Stephen E. Riffee	15,856
Wayne H. Lingafelter	8,588
Karen M. Singer	6,851

The sizes of these grants were developed based on the Company's strong historical performance relative to the peer group, the design of the new long-term incentive plan and competitive market data.. These restricted shares vest in equal one-third increments annually over a three-year period provided that the executives remain employed by the Company. These grants were designed to recognize:

  •
  the Company's total shareholder return performance ranking above the 75th percentile of the companies in the 2010 peer group for the three years ended December 31, 2009; and

  •
  the Company's transition to the new PSU-based plan type under which awards will not, absent a sale event or qualified termination event defined in the plan agreement, be earned and vest for three years.

Retirement Benefits

        Our retirement benefits are designed to assist executives in accumulating sufficient wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain executives and to encourage such executives to save money for their retirement, while allowing us to maintain a competitive cost structure. Information pertaining to our retirement benefits is set forth below.

401(k) plan during 2009

        Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees that provides for Company matching contributions in an amount equal to an aggregate of 3.5% on the first 6% of participant pre-tax and/or after tax contributions to the plan.

Nonqualified deferred compensation plan

        We offer our senior management team (director level and above) a nonqualified deferred compensation plan. This plan allows for the deferral of up to 100% of a participant's cash compensation on a pre-tax basis and enables such participant to receive a tax-deferred return on such deferrals. The plan also provides, at the Company's sole discretion, for us to match the participant's contribution in an amount equal to 50% of the participant's elective deferral for the plan up to a maximum of 6% of a participant's annual compensation after deducting contributions, if any, made under our 401(k) plan. Participants may diversify their investments among a wide array of investment alternatives, including mutual funds and brokerage accounts. The plan does not guarantee a return or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. Participants in this plan defer their contributions for three years from the beginning of the calendar year following the year in which the deferral election is made. Participants may choose to receive account balances in a lump sum or in five, 10 or 15 annual installments. Upon termination of employment, a participant's account balance will be distributed within 60 days of separation unless the participant is a "specified employee," as defined in the plan, in which case such distribution shall not be made for six months. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances become fully vested in the event of a "change in control" of the Company, as defined in the plan, or in the event that a participant becomes permanently disabled. Participation in the deferred compensation plan is voluntary. Information about the Named Executive Officers' participation in our deferred compensation plans is set forth below in the tables entitled "All Other Compensation" and "Nonqualified Deferred Compensation Table."

Severance and Change-in-Control Benefits

        The employment agreements of all the executives have termination of employment clauses related to: (1) premature termination; (2) constructive termination; (3) cause; (4) death; (5) disability; (6) change in control; and (7) voluntary termination. The terms of our employment agreements reflect negotiations with our executives in order to recruit and retain their services. We believe that these clauses are consistent with market practice and, therefore, make the terms of these agreements competitive.

        The employment agreements of our executives provide for severance payments and accelerated vesting of long-term equity awards in the event of termination by us without cause (premature termination) or by the executives based upon constructive termination. The employment agreements provide for these items in order to assist employees in their transition to new employment.

        The employment agreements also provide for payments to executives and accelerated vesting of long-term equity awards in the event of a change in control of the Company. We adopted the change in control provisions to increase the likelihood that, in the event that the Company is considering a change in control transaction, the employees involved in considering the offer will act in the interest of the shareholders. If a change in control were to occur, the employees would likely no longer be in a position to influence our performance and may not be in a position to earn their incentive awards or vest in their equity awards. Therefore, the change-in-control provisions are designed to make a transaction as neutral to the employees' economic interests as possible. All executives have gross-up provisions as part of their employment agreements, except for Ms. Singer.

        The terms of severance and change in control benefits are described in detail in the section below entitled "Potential Payments on Termination, Change in Control, Death or Disability."

        Due to the authority vested with the executives and the knowledge of Company proprietary information held by such executives, the Company must protect its real estate interests in each of its major markets. For this reason, executive employment agreements include non-compete provisions for either a 12 or 24-month period following termination of employment of executives.

Other Benefits and Perquisites

        As employees, our executive officers are eligible to participate in employee benefit programs generally available to our other employees, including medical, dental, life and disability insurance. In addition, we compensate our executive officers with certain personal benefits and perquisites that are not generally available to most of our other employees; these benefits and perquisites include the following:

  •
  auto allowances;

  •
  reimbursement for a defined amount of personal financial and tax preparation fees;

  •
  participation in the Johns Hopkins Executive Wellness Program; and

  •
  supplemental long-term disability insurance coverage in the case of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (our Chief Operating Officer has elected not to receive such coverage).

        The value of these benefits to the Named Executive Officers is included in the tables below entitled "Summary Compensation Table" and "All Other Compensation." The Compensation Committee believes that these benefits are aligned with our desire to attract and retain superior management talent for the benefit of the Company.

Accounting for Compensation Elements

        The tax and accounting implications associated with the key elements of our executive compensation are set forth below:

  •
  Salary is expensed as incurred.

  •
  Annual cash incentive awards are recognized over the period to which such awards relate.

  •
  Option, restricted share and PSU grants are recognized over the period during which the employee is required to provide service in exchange for the award (generally the vesting or performance period).

Tax Compliance Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on certain corporations' income tax return to compensation of $1 million for Named Executive Officers. Certain performance-based compensation plans are excluded from this limitation provided that the shareholders approve the plan and certain other requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's executives with appropriate rewards for their performance. We did not pay any compensation in 2009 that was not deductible under Section 162(m) of the Internal Revenue Code, and we do not believe that any future nondeductible compensation that is paid will have a material impact on the Company.

        Section 409A of the Code relates to the tax treatment of earnings when a payment the Company is obligated to make to an executive is deferred to a future tax year. The Company, with the assistance of external counsel, completed a review of all its various executive compensation and benefits plans with respect to compliance with Section 409A.

        Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change-in-control, if the payment exceeds three times the executive's base earnings (as defined by the Code section). The Company seeks to minimize the tax consequences as might arise under a potential change-in-control of the Company. The current employment agreements include provisions that provide executives with a tax gross-up if subject to the excise tax imposed by 280G.

Executive Ownership and Capital Accumulation

        We believe that the ownership of shares in the Company by executives assists in aligning executive interests with those of our shareholders. On February 26, 2009, the Board approved share ownership guidelines for our Trustees and executives. The ownership guidelines are as follows:

Role	Value of Common Shares to be Owned
Trustees	3 times annual retainer and fees for four quarterly meetings
Chief Executive Officer	5 times base salary
Chief Operating Officer	3 times base salary
Chief Financial Officer	3 times base salary
Executive Vice President—Development & Construction Services	2 times base salary
General Counsel	2 times base salary

        The ownership guidelines generally include common shares beneficially owned by the respective individuals, including unvested restricted shares, certain share equivalents under Company sponsored plans and units in the Company's Operating Partnership owned by such individuals, although the guidelines exclude outstanding stock options.

        For Trustees and executives in office as of March 1, 2009, the effective date of these Ownership Guidelines was March 1, 2009. For those individuals, the share ownership goal was determined using their retainers or base salaries in effect as of that date and a common share price of $26.18 per share. The share ownership goal under the ownership guidelines for persons assuming a Trustee or executive level position after March 1, 2009 is determined using their retainers or base salaries as of the date they become subject to the ownership guidelines and using the average closing price of our common shares on the NYSE for the 60 trading days prior to such date. Once established, a person's share ownership goal will not change because of changes in his or her retainer or base salary or fluctuations in our common share price. An individual's share ownership goal will only be re-established upon a change to a different executive position. Generally, individuals will have a five-year period to attain their share ownership goals. Trustees and executives subject to the Ownership Guidelines as of March 1, 2009 have until March 1, 2014 to achieve the ownership guidelines. If an individual's share ownership goal increases because of a change in position, a five-year period to achieve the incremental amount of shares will begin on the effective date of the change in position.

        The Compensation Committee and the Board currently do not consider the accumulated wealth of executive officers from prior year awards under our long-term equity plan in making compensation decisions.

Trading Controls

        Executives and Trustees are required to receive the permission of Karen M. Singer, Senior Vice President, General Counsel and Secretary, prior to entering into transactions in Company shares or share equivalents. Executives and Trustees are subject to black-out periods on the trading of Company shares for a period of time before the completion of each quarter end and a period of time following the release of earnings for each quarter end.

        Executives and Trustees bear full responsibility if they violate Company policy by permitting shares to be bought or sold without pre-approval by Ms. Singer or when trading is restricted.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of the four independent Trustees listed above. The Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than his relationship as a Trustee.

Report of the Compensation Committee

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for 2009 and the Company's 2010 proxy statement. This report is provided by the following independent Trustees, who comprise the committee.

                      COMPENSATION COMMITTEE

                      Thomas F. Brady, Chairman
                      Douglas M. Firstenberg
                      Kenneth S. Sweet, Jr.
                      Richard Szafranski

Compensation and Risk

        We reviewed the elements of executive and non-executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:

  •
  significant weighting toward long-term equity compensation discourages short-term risk taking;

  •
  vesting schedules for restricted shares and PSUs cause management to have a significant amount of unvested awards at any time;

  •
  performance goals are set based on a business plan approved by the Board and their achievement does not automatically entitle management to annual cash incentive awards or equity awards, which are at the discretion of the Board;

  •
  the Board exercises approval rights over significant investment decisions that could expose the Company to long-term risks; and

  •
  share ownership guidelines suggest management hold a certain amount of our stock such that the executives' interests are aligned with shareholders.

Accordingly, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

        The following table summarizes the compensation earned by our Named Executive Officers for 2009, 2008 and 2007.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Randall M. Griffin	2009	$625,000	$35,062	$1,952,296	$1,523,438	$25,706	$4,161,502
President and Chief	2008	600,000	—	1,933,467	1,325,000	19,072	3,877,539
Executive Officer	2007	570,000	—	1,526,607	1,000,000	19,805	3,116,412

Roger A. Waesche, Jr.	2009	475,000	—	1,300,216	720,000	16,342	2,511,558
Executive Vice President	2008	450,000	—	914,653	618,000	11,488	1,994,141
and Chief Operating Officer	2007	425,000	—	693,214	532,000	8,913	1,659,127

Stephen E. Riffee	2009	400,000	—	735,047	526,000	23,610	1,684,657
Executive Vice President	2008	370,000	23,000	1,492,139	462,000	20,100	2,367,239
and Chief Financial Officer	2007	340,000	—	186,553	355,000	23,237	904,790

Wayne H. Lingafelter	2009	325,000	34,250	98,125	385,750	24,093	867,218
Executive Vice President	2008	N/A	N/A	N/A	N/A	N/A	N/A
of Development & Construction Services(5)	2007	N/A	N/A	N/A	N/A	N/A	N/A

Karen M. Singer	2009	305,000	—	512,479	315,000	20,654	1,153,133
Senior Vice President,	2008	280,000	12,000	422,971	308,000	18,225	1,041,196
General Counsel and Secretary	2007	255,000	18,356	380,034	281,644	18,529	953,563

(1)
The portion of the cash annual incentive awards determined by actual performance against the pre-established performance objectives paid in 2010, 2009 and 2008 as compensation for services performed during 2009, 2008 and 2007, respectively, is included in the column of this table entitled "Non-Equity Incentive Plan Compensation." The amounts included in this column represent additional discretionary cash amounts awarded in 2010, 2009 and 2008 above the awards determined by the necessary actual performance against the performance objectives for services performed during 2009, 2008 and 2007, respectively, and, in the case of Mr. Lingafelter, $20,000 paid in 2009 representing a prorated portion of a signing bonus agreed to by the Company at the commencement of his employment.

(2)
Represents the grant date fair value of restricted shares awarded during the calendar year. See Notes 2 and 12 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for additional information regarding restricted shares.

(3)
Represents the portion of the cash annual incentive awards determined by actual performance against the pre-established performance objectives paid in 2010, 2009 and 2008 as compensation for services performed during 2009, 2008 and 2007, respectively.

(4)
Refer to the table below entitled "All Other Compensation" for details on these amounts, which include perquisites, auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers, Company match on employee contributions to the Company's 401(k) and nonqualified deferred compensation plans and milestone service awards received for attaining a certain length of employment with the Company under a program available to the Company's other employees.

(5)
Mr. Lingafelter became an executive officer effective January 2, 2009 with his appointment to Executive Vice President—Development and Construction Services.

 All Other Compensation

Name	Year	Financial Advice and Tax Preparation Benefits	Auto Allowance and Lease Costs	Johns Hopkins Wellness Program Participation	Matching of Contributions to 401(k) and Deferred Compensation Plans	Service Milestone Award	Total
Randall M. Griffin	2009	$10,767	$6,364	$—	$8,575	$—	$25,706
	2008	6,360	5,812	—	6,900	—	19,072
	2007	5,862	4,520	2,673	6,750	—	19,805

Roger A. Waesche, Jr.	2009	—	4,207	—	8,575	3,560	16,342
	2008	—	4,588	—	6,900	—	11,488
	2007	—	4,105	—	4,808	—	8,913

Stephen E. Riffee	2009	—	13,200	1,683	8,575	152	23,610
	2008	—	13,200	—	6,900	—	20,100
	2007	1,075	13,200	2,212	6,750	—	23,237

Wayne H. Lingafelter	2009	—	13,154	2,758	8,130	51	24,093
	2008	N/A	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A	N/A

Karen M. Singer	2009	—	10,200	1,879	8,575	—	20,654
	2008	1,125	10,200	—	6,900	—	18,225
	2007	1,579	10,200	—	6,750	—	18,529

Employment Agreements

        We have employment agreements with our Named Executive Officers that establish various parameters of their compensation, particularly their base salaries and certain benefit entitlements. A description of material terms of these agreements follows:

  •
  Randall M. Griffin is party to an agreement that commenced on April 1, 2005 and expires on March 31, 2012;

  •
  Roger A. Waesche, Jr. is party to an agreement that commenced on July 1, 2002 and expires on June 30, 2013;

  •
  Stephen E. Riffee is party to an agreement that commenced on August 14, 2006 and expires on August 13, 2012;

  •
  Wayne Lingafelter is party to an agreement that commenced on January 2, 2009 and expires on January 1, 2015; and

  •
  Karen M. Singer is party to an agreement that commenced on September 15, 2005 and expires on September 14, 2010.

Each of these agreements has a continuous and self-renewing one-year term after the basic term unless otherwise indicated by either the Company or the executive prior to a specified point in time during the then current term. These agreements may be terminated by either the Company or the executive at any time on one day's prior notice. Under the employment agreements, the executive officers are required to devote their full business time to our affairs and are prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter. The agreements provide that incentive compensation shall be set by the Board upon the Compensation Committee's recommendation. The Board may take action in future years to increase the executive officers' base salaries. Base salary and allowance for automobile, personal financial planning and income tax preparation as of December 31, 2009 provided for under the agreements of the Named Executive Officers are set forth below:

Name of Executive	Base Salary as of December 31, 2009	Allowance for Automobile, Personal Financial Planning and Income Tax Preparation
Randall M. Griffin	$625,000	$21,000
Roger A. Waesche, Jr.	475,000	18,200
Stephen E. Riffee	400,000	18,200
Wayne H. Lingafelter	325,000	18,200
Karen M. Singer	305,000	12,200

These employment agreements provide for severance packages in the event of (1) termination by us without cause or by the executive based upon constructive termination or (2) a change of control of Corporate Office Properties Trust, as defined in the agreements. The employment agreements also provide for full vesting of common share options and restricted shares upon death or disability. These provisions are discussed further in the section below entitled "Potential Payments on Termination, Change in Control, Death or Disability."

2009 Grants of Plan-Based Awards

        The following table sets forth information about equity and non-equity awards granted to the Named Executive Officers for 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
					All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards ($)(3)(4)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Randall M. Griffin	2/26/2009	$625,000	$1,093,750	$1,562,500	78,217	$1,952,296
Roger A. Waesche, Jr.	2/26/2009	403,750	593,750	831,250	52,092	1,300,216
Stephen E. Riffee	2/26/2009	340,000	460,000	560,000	29,449	735,047
Wayne H. Lingafelter	2/26/2009	243,750	325,000	406,250	—	—
	3/1/2009	—	—	—	3,925	98,125
Karen M. Singer	2/26/2009	228,750	305,000	381,250	20,532	512,479

(1)
February 26, 2009 is the date on which the Board established the range of potential cash annual incentive awards for 2009 performance by Named Executive Officers. February 26, 2009 is also the date on which the Board made grants of restricted shares under the long-term equity incentive program for such executives, except in the case of Mr. Lingafelter, who received shares with a grant date of March 1, 2009; all of these restricted share grants related to 2008 performance.

(2)
As described in the section entitled "Compensation Discussion and Analysis," the Board approved annual cash incentive awards for the executive officers, as a percentage of base salary, for three levels of performance. These columns show the estimated future payouts of annual incentive awards for the three levels of performance approved by the Board for 2009, as converted from the percentages of 2009 base salary. The table below sets forth the actual annual incentive award payouts approved by the Board on February 26, 2010.

Name of Executive	Calculated Award Amount	Actual Amount Received(a)	Actual Amount Received as % of Base Salary
Randall M. Griffin	$1,523,438	$1,558,500	249.4%
Roger A. Waesche, Jr.	750,000	720,000	151.6%
Stephen E. Riffee	526,000	526,000	131.5%
Wayne H. Lingafelter	385,750	400,000	123.1%
Karen M. Singer	315,000	315,000	103.3%

(a)
For Mr. Griffin and Mr. Lingafelter, the difference between the award amount determined by the necessary actual performance against the performance objectives and the actual amount awarded represents discretionary awards granted to these executives in excess of the computation provided for under the Plan. For Mr. Waesche, the difference resulted from a voluntary request that his award be reduced due to his assessment of performance with respect to certain aspects of the performance of his business unit.
(3)
This column reflects the restricted share awards made under the long-term incentive plan related to 2008 performance. These shares vest in equal one-third increments on March 1, 2010, March 1, 2011 and March 1, 2012.

(4)
The grant date fair value was calculated using the closing common share price on the NYSE on February 26, 2009 of $24.96 and March 1, 2009 of $25.00 for grants made on those respective dates.

 Outstanding Equity Awards at December 31, 2009

        The table below provides information about unexercised common share options and unvested restricted shares at December 31, 2009 for the Named Executive Officers.

		Option Awards				Restricted Share Awards
		Number of Securities Underlying Unexercised Options				Number of Shares That Have Not Vested(1)	Market Value of Shares That Have Not Vested ($)(2)
				Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable
Randall M. Griffin	3/7/2002	168,068	—	$12.45	3/7/2012	—	$—
	2/25/2005	—	—	—	N/A	9,904	362,784
	3/9/2006	—	—	—	N/A	22,034	807,105
	3/1/2007	—	—	—	N/A	10,082	369,304
	2/28/2008	—	—	—	N/A	40,746	1,492,526
	2/26/2009	—	—	—	N/A	78,217	2,865,089
Roger A. Waesche, Jr.	3/7/2002	50,000	—	12.45	3/7/2012	—	—
	2/25/2005	—	—	—	N/A	5,836	213,773
	3/9/2006	—	—	—	N/A	8,264	302,710
	3/1/2007	—	—	—	N/A	4,578	167,692
	2/28/2008	—	—	—	N/A	19,276	706,080
	2/26/2009	—	—	—	N/A	52,092	1,908,130
Stephen E. Riffee	8/14/2006	—	—	—	N/A	13,800	505,494
	3/1/2007	—	—	—	N/A	1,231	45,092
	2/28/2008	—	—	—	N/A	11,436	418,901
	2/28/2008	—	—	—	N/A	30,000	1,098,900
	2/26/2009	—	—	—	N/A	29,449	1,078,717
Wayne H. Lingafelter	5/31/2008	—	—	—	N/A	16,000	586,080
	3/1/2009	—	—	—	N/A	3,925	143,773
Karen M. Singer	1/1/2002	4,000	—	11.87	1/1/2012	—	—
	1/1/2004	7,500	—	20.34	1/1/2014	—	—
	2/25/2005	—	—	—	N/A	726	26,593
	3/9/2006	—	—	—	N/A	1,886	69,084
	3/1/2007	—	—	—	N/A	2,509	91,905
	2/28/2008	—	—	—	N/A	8,914	326,520
	2/26/2009	—	—	—	N/A	20,532	752,087

(1)
The forfeiture restrictions on restricted share awards that were unvested at December 31, 2009 lapsed or will lapse on the following dates:

Grant Date	Vesting Schedule
2/25/2005	100% vested on 2/25/2010.
3/9/2006	47% vested on 3/9/2010 and 53% vest on 3/9/2011.
8/14/2006	47% vest on 8/14/2010 and 53% vest on 8/14/2011.
3/1/2007	100% vested on 3/1/2010.
2/28/2008	Mr. Riffee's 30,000 share award vests 100% on 2/28/2013 and for other shares, 50% vested on 2/28/2010 and 50% vest on 2/28/2011
5/31/2008	25% vest on each of the following dates: 5/31/2010, 5/31/2011, 5/31/2012 and 5/31/2013.
2/26/2009	one-third of the award vested on 3/1/2010 and one-third vests on each of the following dates: 3/1/2011 and 3/1/2012.
3/1/2009	one-third of the award vested on 3/1/2010 and one-third vests on each of the following dates: 3/1/2011 and 3/1/2012.
(2)
Value is calculated by multiplying the number of shares subject to vesting by $36.63, the closing price of our common shares on the NYSE on December 31, 2009.

Option Exercises and Stock Vested in 2009

        The table below provides information about the value realized on options exercised and restricted shares vesting during 2009 for the Named Executive Officers.

	Option Awards		Restricted Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Randall M. Griffin	291,932	$7,575,989	56,203	$1,359,253
Roger A. Waesche, Jr.	15,000	330,750	27,185	663,674
Stephen E. Riffee	—	—	12,938	384,814
Wayne H. Lingafelter	—	—	4,000	123,080
Karen M. Singer	—	—	8,967	215,798

(1)
Value realized on options exercised is calculated by multiplying the difference between the option exercise price and the common share price upon exercise of options by the number of common shares underlying the options.

(2)
Value realized on vesting of restricted shares is calculated by multiplying the average of the high and low common share prices, as reported by the NYSE on the vesting date, by the number of shares vesting.

Nonqualified Deferred Compensation

        The following table shows the contributions, earnings and account balances for the Named Executive Officers in the Company's nonqualified deferred compensation plan:

Named Executive	Executive Contributions in 2009(1)	Company Contributions in 2009	Aggregate Earnings in 2009(2)	Aggregate Balance at 12/31/09(3)
Randall M. Griffin	$278,077	$150	$257,399	$1,889,874
Roger A. Waesche, Jr.	102,142	—	220,879	733,559
Stephen E. Riffee	3,954	—	15,493	67,801
Wayne H. Lingafelter	—	—	—	—
Karen M. Singer	109,608	—	87,911	317,128

(1)
The amounts in this column include amounts reflected in the Summary Compensation Table in the salary column, as well as non-equity incentive plan compensation paid in 2009 for 2008.

(2)
The amounts in this column reflect aggregate earnings on participant-directed investments. The nonqualified deferred compensation plan does not pay above-market interest rates.

(3)
The table below sets forth the portions of the amounts included in this column that were reported in the Summary Compensation Table appearing in the Company's proxy statements in this year or in prior years:

	Amounts Reported as Compensation
Named Executive	Current Year	Prior Years	Total
Randall M. Griffin	$278,077	$1,478,920	$1,756,997
Roger A. Waesche, Jr.	102,142	397,586	499,728
Stephen E. Riffee	3,954	59,601	63,555
Karen M. Singer	109,608	212,478	322,086

 Potential Payments on Termination, Change in Control, Death or Disability

        The employment agreement of Mr. Griffin provides for the following severance package in the event of (1) termination by us without cause or by the executive based upon constructive termination or (2) a change in control of the Company or Mr. Griffin's employer:

  •
  in the event of termination by us without cause or by Mr. Griffin based upon constructive termination, payment equal to his base annual salary multiplied by three plus the average of his three most recent annual incentive awards multiplied by three;

  •
  in the event of a change in control of the Company or Mr. Griffin's employer, payment equal to his base annual salary multiplied by the number of years then remaining in the employment agreement term (but not less than three years) plus the average of his three most recent annual incentive awards multiplied by the number of years then remaining in the employment agreement term (but not less than three years);

  •
  perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination;

  •
  full vesting of previously unvested share options and restricted shares with the right to exercise options for up to 18 months following termination; and

  •
  in the case of a change in control, reimbursement for any parachute excise taxes and all Federal and state income or other taxes with respect to payment of the amount of such excise tax, including all such taxes with respect to any such grossing-up amount.

        The employment agreement of Mr. Waesche provides for the following severance package in the event of (1) termination by us without cause or by Mr. Waesche based upon constructive termination or (2) a change in control of the Company or the Mr. Waesche's employer:

  •
  payment equal to his base annual salary multiplied by three;

  •
  payment equal to the average of his three most recent annual incentive awards multiplied by three;

  •
  perquisites and benefits for 24 months following termination unless such benefits are available to him through other employment after termination;

  •
  full vesting of previously unvested share options and restricted shares with the right to exercise options for up to 18 months following termination; and

  •
  in the case of a change in control, reimbursement for any parachute excise taxes and all Federal and state income or other taxes with respect to payment of the amount of such excise tax, including all such taxes with respect to any such grossing-up amount.

        The employment agreements of Mr. Riffee and Mr. Lingafelter provide for the following severance package in the event of (1) termination by us without cause or by the executive based upon constructive termination or (2) a change in control of the Company or the executive's employer:

  •
  payment equal to his base annual salary multiplied by three;

  •
  payment equal to the average of his three most recent annual incentive awards multiplied by three;

  •
  perquisites and benefits for 12 months following termination unless such benefits are available to him through other employment after termination;

  •
  full vesting of previously unvested share options and restricted shares with the right to exercise options for up to 18 months following termination; and

  •
  in the case of a change in control, reimbursement for any parachute excise taxes and all Federal and state income or other taxes with respect to payment of the amount of such excise tax, including all such taxes with respect to any such grossing-up amount.

        The employment agreement of Ms. Singer provides for the following severance package in the event of (1) termination by us without cause or by Ms. Singer based upon constructive termination or (2) a change in control of the Company or Ms. Singer's employer:

  •
  payment equal to her base annual salary;

  •
  payment equal to the average of her three most recent annual incentive awards;

  •
  perquisites and benefits for 12 months following termination unless such benefits are available to her through other employment after termination; and

  •
  full vesting of previously unvested share options and restricted shares with the right to exercise options for up to 18 months following termination.

        Under the employment agreements, a termination by us without cause is termination of employment for any reason other than (1) expiration of the term of the executive's employment agreement or any renewal term; (2) termination upon disability; or (3) a "for-cause" termination. A "for-cause" termination is the termination of employment by us on the basis or as a result of (1) a violation by the executive of any applicable law or regulation respecting the Company's business; (2) the executive's conviction of a felony or any crime involving moral turpitude; (3) any act of dishonesty or fraud, or the executive's commission of an act which in the opinion of the Board disqualifies the executive from serving as an executive or Trustee; (4) the willful or negligent failure of the executive to perform his or her duties under the employment agreement, which failure continues for a period of 30 days after written notice thereof is given to the executive; or (5) a violation of any provision of the Company's Code of Business Conduct and Ethics by the executive.

        Under the employment agreements, constructive termination is termination initiated by the executive upon such executive being "constructively discharged" by us, which means the occurrence of any of the following events (not in connection with a "for-cause" termination): (1) the executive is not re-elected to, or is removed from, his or her position, other than as a result of the executive's election or appointment to positions of equal or superior scope and responsibility; (2) the executive shall fail to be vested by the Company with the powers, authority and support services normally attendant to any of said offices; (3) the Company notifies the executive that the employment of the executive will be terminated or materially modified in the future or that the executive will be constructively discharged in the future; (4) the Company changes the primary employment location of the executive to a place that is more than 50 miles from the primary employment location as of the date of the employment agreement; or (5) the Company otherwise commits a material breach of its obligations under the employment agreement.

        Under the employment agreements, a change in control means the occurrence of any of the following during the term of the employment agreement: (1) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company or the executive's employer; or (2) approval by the shareholders of the Company or the executive's employer of: (a) a merger or consolidation of the Company or the executive's employer, if the shareholders of the Company or the employer of the executive immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company or the executive's employer outstanding immediately before such merger or consolidation; or (b) a complete or substantial liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of the Company or the employer of the executive.

        In the event of death or disability, the employment agreements provide for the full vesting of all options and restricted shares granted to executive officers under any stock plan or similar program.

        The table below reflects the payments that may be made to the Named Executive Officers pursuant to the provisions discussed above, assuming that the termination event described occurred on December 31, 2009.

Name	Cash Severance Payments(1)	Continuation of Medical/ Welfare Benefits(2)	Value of Restricted Share Vestings(3)	Parachute Excise Tax Gross-Up Payment(4)	Total Termination Benefits
Randall M. Griffin
Premature/Constructive Termination	$4,850,000	$62,140	$7,955,523	$—	$12,867,663
Change in Control	$4,850,000	$62,140	$7,955,523	$—	$12,867,663
Death or Disability	$—	$—	$7,955,523	$—	$7,955,523
Roger A. Waesche, Jr.
Premature/Constructive Termination	$2,841,000	$63,316	$4,294,172	$—	$7,198,488
Change in Control	$2,841,000	$63,316	$4,294,172	$—	$7,198,488
Death or Disability	$—	$—	$4,294,172	$—	$4,294,172
Stephen E. Riffee
Premature/Constructive Termination	$2,072,000	$31,658	$3,621,022	$—	$5,724,680
Change in Control	$2,072,000	$31,658	$3,621,022	$1,193,857	$6,918,537
Death or Disability	$—	$—	$3,621,022	$—	$3,621,022
Wayne H. Lingafelter
Premature/Constructive Termination	$1,471,131	$31,658	$876,373	$—	$2,379,162
Change in Control	$1,471,131	$31,658	$876,373	$564,658	$2,943,820
Death or Disability	$—	$—	$876,373	$—	$876,373
Karen M. Singer
Premature/Constructive Termination	$570,881	$13,208	$1,594,650	$—	$2,178,739
Change in Control	$570,881	$13,208	$1,594,650	$—	$2,178,739
Death or Disability	$—	$—	$1,594,650	$—	$1,594,650

(1)
Cash payments due to the Named Executive Officers upon premature or constructive termination would be paid by the Company monthly over a 12-month period unless otherwise required by or mutually-agreed upon due to tax considerations. Cash payments due to the Named Executive Officers upon a change in control would be paid by the Company in a lump sum.

(2)
These benefits were computed based on the monthly medical and welfare benefits, auto allowances, and financial planning allowances for the Named Executive Officers as of December 31, 2009 multiplied by the number of months over which such benefits are to continue beyond such executives' employment termination.

(3)
Value on vesting of stock options is calculated by multiplying the difference between stock option exercise prices and $36.63, the closing price of our common shares on the NYSE on December 31, 2009, by the number of common shares underlying unvested stock options as of December 31,

  2009. Value on restricted share vestings is calculated by multiplying the number of shares subject to vesting as of December 31, 2009 by $36.63.

(4)
The gross-up payments do not take account of mitigation for payments being paid in consideration of non-competition agreements or as reasonable compensation. The amounts in the table are based on an excise tax rate of 20%, a Federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 9.0%. While the employment agreements of Mr. Griffin and Mr. Waesche provide for reimbursement of parachute excise taxes and related tax gross-ups, we determined that no excise taxes were due for such executives in the periods used in the computation.

Proposal 2—Approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan

        The Company's 2008 Omnibus Equity and Incentive Plan (the "2008 Plan") was adopted by our Board in April 2008 and approved by our shareholders in May 2008. On March 26, 2010, our Board resolved to amend and restate the 2008 Plan (the "Amended and Restated 2008 Plan") and is recommending the amendment and restatement of the 2008 Plan to our shareholders for approval.

        As of March 15, 2010, there were 550,329 shares available under the Company's 2008 Plan. The amendment and restatement of the 2008 Plan increases the reserved shares under the plan by 3,000,000 shares and makes certain other changes to the terms of the 2008 Plan. By adding these shares to the 2008 Plan we may continue to use equity awards to attract, retain and motivate employees. We believe that having a plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that the Company's executive compensation is structured in a manner that aligns the executives' interests with the success of the Company. Accordingly, we are seeking shareholder approval of the Amended and Restated 2008 Plan.

        As of March 15, 2010, the Company had 58,806,713 common shares outstanding. As of March 15, 2010, the Company's Operating Partnership had 4,856,728 common units outstanding that were not owned by the Company and are exchangeable into common shares on a one-for-one basis, subject to certain conditions.

        The Board recommends a vote "FOR" approval of the Amended and Restated 2008 Plan.

Summary of Material Amendments

        The following is a brief summary of the material amendments that are included in the Amended and Restated 2008 Plan:

  •
  The maximum number of shares available to be issued under the Amended and Restated 2008 Plan will be increased by 3,000,000 shares from 2,900,000 shares to 5,900,000 shares. Based solely on the closing price of our common shares as reported on the NYSE on March 15, 2010, the maximum aggregate market value of the additional 3,000,000 shares that could potentially be issued under the Amended and Restated 2008 Plan is $118.9 million.

  •
  The ratios governing how different types of awards are counted against the total number of shares available will be changed for awards granted after the Amended and Restated 2008 Plan is approved. Any award that delivers the full value of the underlying shares such as deferred share awards, restricted share awards, unrestricted share awards or performance share awards (a "Full Value Award") granted after the effective date of the Amended and Restated 2008 Plan will be counted against the overall limitation as 1.81 shares as opposed to 3.1 shares for such awards granted prior to the effective date of the Amended and Restated 2008 Plan. The grant prior to the effective date of the Amended and Restated 2008 Plan of any option or share appreciation right that has a term of five years or less from the date of grant counted against the overall share limitation as 0.8 shares for such awards. As of the effective date of the

    Amended and Restated 2008 Plan, this separate ratio for counting these options and share appreciation rights will be removed, and they will be counted on a one-for-one basis.

  •
  The number of shares that may be used for unrestricted stock awards or certain other Full Value Awards that do not comply with minimum vesting period requirements will be limited to 5% of the total shares authorized under the Amended and Restated 2008 Plan. Applicable minimum vesting period requirements require Full Value Awards with conditions or restrictions relating to the attainment of performance goals to have a minimum vesting period of at least one year and all other Full Value Awards to have a minimum vesting period of at least three years, provided that vesting can occur incrementally over the three-year period. The minimum vesting requirements set forth above will not apply to awards granted to non-employee trustees.

  •
  The Amended and Restated 2008 Plan will prohibit the Company from paying dividends or dividend equivalents on awards granted after the effective date of the Amended and Restated 2008 Plan that are subject to performance-based vesting conditions unless and until such conditions have been met.

  •
  The Amended and Restated 2008 Plan will amend the prohibition on repricing stock options and stock appreciation rights without obtaining stockholder approval to provide that it will also apply to the exchange of stock options or stock appreciation rights for cash or other awards.

  •
  The expiration of the Amended and Restated 2008 Plan will be extended from May 22, 2018 until May 13, 2020, which is ten years from the date of the Annual Meeting.

Summary of the Amended and Restated 2008 Plan

        The following description of certain material features of the Amended and Restated 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated 2008 Plan that is attached hereto as Appendix A.

        Shares Available.    The maximum number of shares that may be issued under the Amended and Restated 2008 Plan is 5,900,000 common shares; provided that different types of awards will count differently against the total number of shares available. A Full Value Award granted after the effective date of the Amended and Restated 2008 Plan will be counted against the overall limitation as 1.81 shares and a Full Value Award granted prior to the effective date of the Amended and Restated 2008 Plan will be counted against the overall share limitation as 3.1 shares. All other awards will be counted against the overall share limitation as 1.0 shares. Notwithstanding the foregoing, the number of shares that may be used for unrestricted stock awards or certain other Full Value Awards that do not comply with minimum vesting period requirements will be limited to 5% of the total shares authorized under the Amended and Restated 2008 Plan.

        The shares underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) under the Amended and Restated 2008 Plan are added back to the shares available for issuance under the Amended and Restated 2008 Plan. Shares are added back to the plan using the same ratio as in effect when the award with which they were associated was granted. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Amended and Restated 2008 Plan. In addition, upon exercise of share appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Amended and Restated 2008 Plan.

        Types of Awards.    The types of awards permitted under the Amended and Restated 2008 Plan will include share options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, cash-based awards, performance shares, dividend equivalent rights and other equity-based awards.

        Eligibility.    All officers, employees, non-employee trustees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries will be eligible to receive awards under the Amended and Restated 2008 Plan. Persons who participate in the Amended and Restated 2008 Plan will be those officers, employees, non-employee trustees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. Approximately 390 individuals are currently eligible to participate in the Amended and Restated 2008 Plan.

        Plan Administration.    The Amended and Restated 2008 Plan will be administered by either the Compensation Committee of the Board, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in either case, the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2008 Plan, provided that certain awards made to non-employee trustees shall be administered by the Compensation Committee of the Board or a similar committee comprised of not less than two non-employee trustees who are independent, provided further that any grants of such awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons. The Administrator may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, and the rules and regulations thereunder, and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Change of Control.    In the event of a "sale event" as such term is defined in the Amended and Restated 2008 Plan, the time-based vesting provisions of all awards granted under the Amended and Restated 2008 Plan will fully accelerate, except as the Administrator may otherwise specify with respect to particular awards, and performance-based vesting may accelerate.

        Term.    No awards may be granted under the Amended and Restated 2008 Plan 10 years after the date of shareholder approval of the Amended and Restated 2008 Plan.

        Amendment.    The Amended and Restated 2008 Plan may not be amended without shareholder approval to the extent prohibited by the NYSE or necessary to preserve the qualified status of incentive options or ensure that compensation earned under the Amended and Restated 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code. Generally, under current NYSE rules, all material amendments to the Amended and Restated 2008 Plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the Amended and Restated 2008 Plan, change the method of determining the strike price of options or delete or limit any provision prohibiting the repricing of options, must be approved by the holders of our common shares. Otherwise, our Board may at any time amend or discontinue the Amended and Restated 2008 Plan and our Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent.

        Repricing.    The Administrator may not exercise its discretion to reduce the exercise price of outstanding options or share appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or share appreciation rights in exchange for cash, other awards or options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights without shareholder approval, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, sale event, extraordinary dividend or other similar event.

        Limitations on Individual Grants of Options or Share Appreciation Rights.    The maximum award of options or share appreciation rights granted to any one individual will not exceed 2,500,000 shares (subject to adjustment for share splits and similar events) for any calendar year period.

        Performance-Based Compensation.    To ensure that certain awards granted under the Amended and Restated 2008 Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Amended and Restated 2008 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and/or amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common shares, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) shareholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share, (21) rent growth, (22) objectively determinable expense management, (23) capital deployment, (24) development milestones, (25) sales or market shares and (26) number of customers, any of which may be measured either in absolute terms, or on a per share basis, as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for share splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 700,000 common shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $10,000,000 for any performance cycle.

        Share Options.    The Amended and Restated 2008 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended and Restated 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive options. Incentive options may be granted only to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee trustees and key persons. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common shares on the date of grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated under certain circumstances by the Administrator. Options may be exercised in whole or in part with written notice to the Company.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit certain options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Share Appreciation Rights.    The Administrator may award share appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common shares on the date of grant. Share appreciation rights are settled in common shares. In addition, no share appreciation rights shall be exercisable more than ten years after the date the share appreciation right is granted.

        Deferred Shares.    Deferred share awards are ultimately payable in the form of common shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. Generally, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, though vesting can occur incrementally over the three-year period. In addition, at the Administrator's discretion, these minimum vesting requirements may be reduced with respect to any employee who has provided notice to the Company of his or her intent to retire from the Company within the restriction or vesting period and such vesting may be accelerated in certain circumstances. In the Administrator's sole discretion, and subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred share award.

        Restricted Shares.    The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restriction period. However, generally, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, though vesting can occur incrementally over the three-year period. In addition, at the Administrator's discretion, these minimum vesting requirements may be reduced with respect to any employee who has provided notice to the Company of his or her intent to retire from the Company within the restriction or vesting period and such vesting may be accelerated in certain circumstances.

        Unrestricted Shares.    The Amended and Restated 2008 Plan gives the Administrator discretion to grant share awards free of any restrictions. Unrestricted shares may be granted to any participant in recognition of past service or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Cash-based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award shall be made in cash.

        Performance Share Awards.    The Administrator may grant performance share awards to any participant which entitle the recipient to receive common shares upon the achievement of certain performance goals and such other conditions as the Administrator shall determine. Such conditions may include: the performance goals; the periods during which performance is to be measured, which may not be less than one year in the case of performance share awards granted to employees, provided that, in the Administrator's discretion, such minimum vesting requirement may be reduced with respect to any employee who has provided notice to the Company of his or her intent to retire from the Company within such one-year period; and such other limitations and conditions as the Administrator shall determine and such vesting may be accelerated in certain circumstances.

        Dividend Equivalent Rights.    Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of common shares. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the Administrator shall determine. Dividend equivalent rights shall not be granted to any grantee as a component of an option or a share appreciation right.

        Other Equity-Based Awards.    The Administrator may grant units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary (or other affiliate of the Company), with any shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the Amended and Restated 2008 Plan.

        Tax Withholding.    Participants in the Amended and Restated 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or share appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares to be issued or shares that are vesting.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated 2008 Plan. It does not describe all federal tax consequences under the Amended and Restated 2008 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

        Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on the Company's Deductions.    As a result of Section 162(m) of the Code, our deduction for certain awards under the Amended and Restated 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended and Restated 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

New Plan Benefits

        No grants have been issued with respect to the additional shares to be reserved for issuance under the Amended and Restated 2008 Plan. The number of shares that may be granted to any participant in the Amended and Restated 2008 Plan is not determinable at this time, as such grants are subject to the discretion of the Administrator.

Vote Required

        Because this proposal is required to be approved by shareholders under the rules of the NYSE, two separate thresholds must be met for this proposal to be approved: (1) votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions) and (2) the total number of votes cast on the proposal (regardless of whether they are for or against or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. For these purposes, abstentions will be treated as votes cast and broker non-votes will not be treated as votes cast.

Recommendation

        Our Board recommends a vote "FOR" approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan.

 Equity Compensation Plan Information

        The table below provides information as of December 31, 2009 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	1,501,906	$30.29	1,618,438	(1)
Equity compensation plans not approved by security holders	—	N/A	—

Total	1,501,906	$30.29	1,618,438

(1)
Represents awards available to be issued under the 2008 Omnibus Equity and Incentive Plan; the Plan provides for a maximum of 2,900,000 of the Registrant's common shares of beneficial interest to be issued in the form of share options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards.

        With regard to the 2008 Omnibus Equity and Incentive Plan, as of March 15, 2010: (i) 550,329 common shares remained available for future awards; (ii) 659,022 unvested restricted share awards were outstanding; (iii) 100,645 performance share awards were outstanding; and (iv) 1,394,299 common shares were subject to outstanding options under the 2008 Omnibus Equity and Incentive Plan (with the outstanding options having a weighted average exercise price of $31.54 per share and a weighted average term to maturity of 5.1 years).

 Report of the Audit Committee

        The Audit Committee of Corporate Office Properties Trust's Board is comprised of the four Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Kenneth D. Wethe is an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee adopted and the Board approved, a charter outlining the Audit Committee's practices. A copy of the charter is available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Audit Committee's charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee's charter, such modifications will be reflected on the Company's Internet website.

        Management is responsible for the Company's financial statements, financial reporting process, internal financial controls, compliance with legal and regulatory requirements and ethical behavior. The Company's independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company's consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company's financial statement schedule and the effectiveness of the Company's internal control over financial reporting. The Company's internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes, and identifying opportunities to assist in improving the Company's operations. The role of the Audit Committee is to oversee these activities.

        Management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management, the internal audit function and the independent registered public accounting firm at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company's internal control over financial reporting, and represented to the Audit Committee that the Company's internal control over financial reporting was effective as of December 31, 2009 based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee also reviewed Management's Report on Internal Control over Financial Reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, as well as the independent registered public accounting firm's Report of Independent Registered Public Accounting Firm (included in the Company's Annual Report on Form 10-K). The Report of Independent Registered Public Accounting Firm related to the audit of: (1) the consolidated financial statements and financial statement schedule included in Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in 2010.

        The Audit Committee met with the Company's accounting and financial management team, the internal audit function and the independent registered public accounting firm to review the Company's annual and quarterly periodic filings containing annual and quarterly consolidated financial statements prior to the Company's submission of such filings to the Securities and Exchange Commission. In addition, the Audit Committee met with the internal audit function and with the independent registered public accounting firm without the presence of management.

        Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2009 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by Public Company Oversight Board Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the independent registered public accounting firm regarding their independence from the Company and its management and considered whether the independent registered public accounting firm's provision of audit and non-audit services provided to the Company during 2009 was compatible with maintaining the registered public accounting firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2009 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. This report is provided by the following independent Trustees, who constitute the Audit Committee.

                      AUDIT COMMITTEE

                      Kenneth D. Wethe, Chair
                      Robert L. Denton
                      David M. Jacobstein
                      Steven D. Kesler

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm

        PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm for the years ended December 31, 2009 and 2008. PwC also provided the Company with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity in order to effectively serve in its role as our independent registered public accounting firm. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC's independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to their audit and PwC's proposed cost for providing such services.

        The Audit Committee has procedures in place regarding the pre-approval of all services provided by PwC. Specifically, management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he approves of the terms of the engagement letter, he forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. The Audit Committee has delegated pre-approval authority to the Chair for certain audit-related services. All fees paid to PwC in 2009 were approved by the Audit Committee in accordance with this policy.

        For the years ended December 31, 2009 and 2008, we incurred the approximate fees and expenses set forth below with PwC:

	2009	2008
Audit fees(1)	$845,480	$826,775
Audit-related fees(2)	60,425	50,438
Tax fees(3)	227,628	100,300

Total	$1,133,533	$977,513

(1)
Audit fees include fees billed for services rendered in connection with audits of (i) our consolidated financial statements and financial schedule included in Form 10-K and (ii) the effectiveness of the Company's internal control over financial reporting, as well as reviews of quarterly consolidated financial statements included in Forms 10-Q. These fees totaled $754,372 in 2009 and $760,175 in 2008. Audit fees also include issuances of comfort letters on filings associated with share offerings and consents on registration statements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but not included in (1) above. This category includes fees for the audit of the financial statements of our employee retirement savings plan and consulting on financial accounting and reporting.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance in 2009 and 2008.

None of the fees reflected above were approved by the Audit Committee pursuant to the "de-minimis exception" in Rule 2-01 of Regulation S-X.

        We expect that PwC will serve as our independent registered public accounting firm for 2010, though we have asked that our shareholders ratify PwC's service as discussed under Proposal 3 below. We expect that a representative of PwC will be present at the 2010 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010. Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

        The Board recommends a vote "FOR" approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

 Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during the year ended December 31, 2009, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis.

Code of Ethics; Review and Approval of Related Party Transactions

        The Company has a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Company's Internet website address is www.copt.com. We intend to make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments or waivers. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to the Senior Vice President and Treasurer, at ir@copt.com or at our mailing address.

        Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any "related party transaction," as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company.

        In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Senior Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Annex A

CORPORATE OFFICE PROPERTIES TRUST

AMENDED AND RESTATED 2008 OMNIBUS EQUITY AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Trustees and other key persons (including consultants and prospective employees) of Corporate Office Properties Trust (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Trustees who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Options, Non-Qualified Options, Share Appreciation Rights, Deferred Share Awards, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, Performance Share Awards, Dividend Equivalent Rights, Units and other equity-based Awards as contemplated herein.

        "Award Agreement" means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

        "Board" means the Board of Trustees of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Share Award" means an Award of phantom units to a grantee.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee.

        "Effective Date" means the date on which Amended and Restated 2008 Omnibus Equity and Incentive Plan is approved by shareholders as set forth in Section 22.

        "Excepted Award" means (i) any Restricted Share Award, Deferred Share Award or Performance Share Award with a vesting period that does not meet the limitations relating to the Minimum Vesting Period set forth in Section 7(d), 8(a) or 11(a), as applicable, (ii) any Unrestricted Share Award and (iii) any Award with respect to which the Administrator has accelerated, waived or lapsed the vesting restrictions in a manner not otherwise permitted in an Award that does not constitute an Excepted Award.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are listed on the New York Share Exchange ("NYSE") or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Family-Member" of a grantee means a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        "Full-Value Award" means Deferred Share Awards, Restricted Share Awards, Unrestricted Share Awards, Performance Share Awards and any other Award that delivers the full value of the underlying Shares, including any Dividend Equivalent Right settled in Shares.

        "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Minimum Vesting Period" means, for an Award, the time period beginning on the date of grant of such Award and ending on (i) in the case of Awards with conditions or restrictions relating to the attainment of performance goals, the date that is one (1) year after the date of grant of such Award, or (ii) in the case of all other Awards, the date that is three (3) years after the date of grant of such Award; provided, however, that the Minimum Vesting Period shall not apply to Awards made to Non-Employee Trustees.

        "Non-Employee Trustee" means a member of the Board who is not an employee of the Company or any Subsidiary, provided, however, "Non-Employee Trustees" may serve as consultants to the Company or a Subsidiary.

        "Non-Qualified Option" means any Option that is not an Incentive Option.

        "Operating Partnership" means Corporate Office Properties, L.P., a Delaware limited partnership.

        "Option" means any option to purchase Shares granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Share Award, Deferred Share Award, Performance Share Award, Units or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to one or more of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the

Shares, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, rent growth, objectively determinable expense management, capital deployment, development milestones, sales or market shares and number of customers, any of which may be measured either in absolute terms, or on a per share basis as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance-Based Award. Each period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire Shares upon the attainment of specified Performance Goals.

        "Restricted Share Award" means an Award entitling the recipient to a grant of Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company; (ii) the consummation of: (a) a merger or consolidation of the Company, if the shareholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (b) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) the approval by the shareholders of the Company of a dissolution or liquidation of all or substantially all of the Company's assets.

        "Sale Price" means the value as determined by the Administrator, consistent with the terms of the applicable Sale Event, of the consideration payable, or otherwise to be received by shareholders, per Share pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Shares" means the common shares of beneficial interest, $.01 par value per share of the Company, subject to adjustments pursuant to Section 3.

        "Share Appreciation Right" means an Award entitling the recipient to receive Shares having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of beneficial interest in the Company or any parent or subsidiary corporation.

        "Units" means units of partnership interest, including one or more classes of profit interests in the Operating Partnership.

        "Unrestricted Share Award" means an Award of Shares free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator, provided that any Awards granted to Non-Employee Trustees under the Plan (other than awards granted as part of a retainer, including annual or other grants made pursuant to a standard trustee compensation policy or arrangement) shall be administered by the Compensation Committee of the Board or a similar committee comprised of not less than two Non-Employee Trustees who are independent; provided further that any grants of such Awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Awards granted to any one or more grantees;

          (iii)  to determine the number of Shares to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        Notwithstanding the foregoing, the Administrator may only accelerate, waive or lapse the vesting restrictions on any Award (other than a Cash-based Award that is paid in cash or an Excepted Award) granted under the Plan upon (i) the Award recipient's death, disability or retirement or (ii) a change of control of the Company; provided that the foregoing will not limit the power and authority of the Administrator:

          (A)  to provide for, in any Award Agreement, the automatic acceleration, waiver or lapse of the vesting restrictions applicable to that Award upon the termination of the Award recipient's employment or other service relationship with the Company or any of its Subsidiaries; or

          (B)  to accelerate, waive or lapse the restrictions on any Restricted Share Award, Deferred Share Award or Performance Share Award after the Minimum Vesting Period applicable to such Award has expired; or

          (C)  to enter into an employment agreement or other severance agreement or program outside of the Plan that provides for the automatic acceleration, waiver or lapse of any vesting restrictions applicable to an Award upon the termination of that Award recipient's employment or other service relationship with the Company, provided that such agreement or program is not entered into in connection with such termination.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals (i) who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) who are not Covered Employees. Any such delegation by the Administrator may include limitations as to the amount of Awards that may be granted during the period of the delegation and/or on the terms of any such Awards. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate that were consistent with the terms of the Plan.

        (d)    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's declaration of trust or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be 5,900,000 Shares, subject to adjustment as provided in Section 3(c). Subject to the overall limitations described below, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options or Share Appreciation Rights with respect to no more than 2,500,000 Shares may be granted to any one individual grantee during any one calendar year period. Additionally, no more than 5,900,000 Shares shall be issued in the form of Incentive Options. For purposes of these limitations, the Shares underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Such Shares shall be added back to the Plan using the same ratio as in effect when such Shares were granted pursuant to Section 3(b) below. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Share Appreciation Rights, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. Notwithstanding the foregoing, the aggregate number of Shares subject to Excepted Awards may not exceed 5% of the aggregate number of Shares authorized under the Plan.

        (b)    Effect of Awards.    The grant of any Full Value Award shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), with respect to such Awards granted prior to the Effective Date to be an Award for 3.1 Shares for each such Share actually subject to such Full Value Award and with respect to such Awards granted on or after the Effective Date to be an Award for 1.81 Shares for each such Share actually subject to such Full Value Award. The grant of any Award other than those specifically referred to in the preceding sentence of this Section 3(b) (i.e., any Award that is not a Full Value Award) shall be deemed, for purposes of determining the number of Shares available for issuance under Section 3(a), as an Award for one Share for each such Share actually subject to the Award.

        (c)    Changes in Shares.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change that affects the Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of Shares or other securities of the Company, or additional Shares or new or different Shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Options, (ii) the number of Options or Share Appreciation Rights that can be granted to any one individual grantee and the maximum number of Shares that may be granted under a Performance-Based Award, (iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Share Award, and (v) the price for each Share subject to any then outstanding Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options and Share Appreciation Rights) as to which such Options and Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the

Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.

            (i)  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Share Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable, with respect to such time-based vesting, conditions or restrictions, as of the effective time of the Sale Event. In addition, all Awards with conditions and restrictions relating to the attainment of performance goals may become fully vested and nonforfeitable, with respect to such performance-based vesting, conditions or restrictions, as of the effective time of the Sale Event.

           (ii)  Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).

          (iii)  In the event of a termination pursuant to Section 3(d)(ii), the Company will take one of the following actions with respect to each Option and Share Appreciation Right (with the choice among the following options to be made by the Administrator in its sole discretion): (A) make or provide for a cash payment to the grantee holding such Option or Share Appreciation Right, in exchange for the cancellation thereof, in an amount equal to the difference between (i) the Sale Price multiplied by the number of Shares subject to such Option or Share Appreciation Right (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (ii) the aggregate exercise price for such Shares pursuant to such Option or Share Appreciation Right; or (B) permit the grantee holding such Option or Share Appreciation Right, within a specified period of time prior to the consummation of the Sale Event, as determined by the Administrator, to exercise such Option or Share Appreciation Right as of, and subject to, the consummation of such Sale Event (to the extent such Option or Share Appreciation Right would be exercisable as of the consummation of such Sale Event (after taking into account any acceleration hereunder)).

        (e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for shares and share based awards held by employees, directors or other key persons of another entity in connection with the merger or consolidation of the employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or shares of the employing entity. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the Share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers or other employees, Non-Employee Trustees and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion (the "Eligible Grantees").

SECTION 5.    OPTIONS

        Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Options granted under the Plan may be either Incentive Options or Non-Qualified Options. Incentive Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Option, it shall be deemed a Non-Qualified Option.

        (a)    Options Granted to Employees and Key Persons.    The Administrator in its discretion may grant Options to Eligible Grantees. Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. The Administrator, at the Administrator's discretion, shall have the right to provide the Eligible Grantees with the choice between receiving cash compensation or Options, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per Share covered by an Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Option that is granted to a Ten Percent Owner, the option price of such Incentive Option shall not be less than 110 percent of the Fair Market Value on the grant date.

          (ii)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the Option is granted. In the case of an Incentive Option that is granted to a Ten Percent Owner, the term of such Option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Shareholder.    Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. To the extent permitted by Section 2(b), the Administrator may at any time accelerate the exercisability of all or any portion of any Option. An optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

          (iv)    Method of Exercise.    Options may be exercised in whole or in part, by giving written notice of exercise to the Company or its designee, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

            (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered Shares shall have been owned by the optionee for at least six months; or

            (C)  By a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; provided further, however, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that Shares are used to pay the exercise price pursuant to the "net exercise; or

            (D)  By the optionee delivering to the Company or its designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

  Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.

          (v)    Annual Limit on Incentive Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

SECTION 6.    SHARE APPRECIATION RIGHTS

        (a)    Exercise Price of Share Appreciation Rights.    The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant.

        (b)    Grant and Exercise of Share Appreciation Rights.    Share Appreciation Rights may be granted by the Administrator independently of any Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Share Appreciation Rights.    Share Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.

        (d)    Share Appreciation Rights Term.    The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Rights shall be exercisable more than ten years after the date the Share Appreciation Right is granted.

SECTION 7.    RESTRICTED SHARE AWARDS

        (a)    Nature of Restricted Share Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Award is contingent on the grantee executing the Restricted Share Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Shareholder.    Upon execution of the Restricted Share Award Agreement, and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares, subject to such conditions contained in the Restricted Share Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Notwithstanding the foregoing, cash dividends on Restricted Shares that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date) must be retained by, or repaid by the grantee to, the Company; provided that, to the extent provided for in the applicable Restricted Share Award Agreement or by the Administrator, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-based conditions with respect to such Restricted Shares.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 19 below, in writing after the Award Agreement is issued if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Share that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares .    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. The vesting period for a Restricted Share Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) these minimum vesting requirements may be reduced with respect to any employee who had provided notice to the Company of his or her intent to retire from the Company within the Minimum Vesting Period, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee's rights in any Restricted Shares that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such Shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    DEFERRED SHARE AWARDS

        (a)    Nature of Deferred Share Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Share Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Share Award is contingent on the grantee executing the Deferred Share Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. The vesting period for a Deferred Share Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) these minimum vesting requirements may be reduced with respect to any employee who had provided notice to the Company of his or her intent to retire from the Company within the Minimum Vesting Period, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). At the end of the deferral period, the Deferred Share Award, to the extent vested, shall be settled in the form of Shares. To the extent that a Deferred Share Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Deferred Share Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Share Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a Deferred Share Award for a fixed number of phantom units based on the Fair Market Value of Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Shareholder.    A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Deferred Share Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom units underlying his Deferred Share Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 19 below, in writing after the Award Agreement is issued, a grantee's right in all Deferred Share Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED SHARE AWARDS

        The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the Award as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine. The vesting period for a Performance Share Award, other than an Excepted Award, must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) these minimum vesting requirements may be reduced with respect to any employee who had provided notice to the Company of his or her intent to retire from the Company within the Minimum Vesting Period, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b).

        (b)    Rights as a Shareholder.    A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the grantee under the Plan and not with respect to Shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive Shares under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 19 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Share Award, Deferred Share Award, Performance Share Awards, Cash-Based Award or other equity-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The vesting period for each Performance-based Award, other than an Excepted Award, in the form of a Restricted Share Award, Deferred Share Award or Performance Share Award must be at least equal to the Minimum Vesting Period applicable to such Award; provided that (i) such Award may become vested incrementally over the Minimum Vesting Period, (ii) these minimum vesting requirements may be reduced with respect to any employee who had provided notice to the Company of his or her intent to retire from the Company within the Minimum Vesting Period, and (iii) such vesting may be accelerated to the extent permitted by Section 2(b). The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 700,000 Shares (subject to adjustment as provided in Section 3(c) hereof) or $10,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Share Award, Restricted Share Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. A Dividend Equivalent Right shall not be granted hereunder to any grantee as a component of an Option or a Share Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Share Award, Restricted Share Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Share Award, Restricted Share Award or Performance Share Award may also contain terms and conditions different from such other Award. Furthermore, a Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents at such rate as is determined by the Administrator, to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 19 below, in writing after the Award Agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Share Award, Restricted Share Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    OTHER EQUITY-BASED AWARDS

        The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of Section 14 to be subject to Section 3 and the other provisions of the Plan. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 14 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Agreement or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

SECTION 15.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 15(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 15(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or trustee) may transfer his or her Awards (other than any Incentive Options) to his or her Family Members for no value or consideration, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

        (c)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 16.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or Share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Shares.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 17.    SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment (or service relationship):

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

        (c)   any other change in the grantee's employment or service relationship as determined by the Administrator, in its sole discretion, including without limitation, a change from employee to consultant.

SECTION 19.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or Share Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Share Appreciation Rights in exchange for cash, other awards or Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Share Appreciation Rights without shareholder approval. To the extent required under the rules of any securities exchange or market system on which the Shares are listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 19 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).

SECTION 20.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 21.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Share Certificates.    Share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All Share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Shareholder Rights.    Until Shares are deemed delivered in accordance with Section 21(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of an Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 22.    EFFECTIVE DATE OF PLAN

        The amendments reflected in this Amended and Restated 2008 Omnibus Equity and Incentive Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. No grants of Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date, provided, however, no grants of Incentive Options may be made hereunder after the tenth anniversary of the date this Amended and Restated 2008 Omnibus Equity and Incentive Plan is approved by the Board.

SECTION 23.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE ORIGINAL PLAN APPROVED BY BOARD OF TRUSTEES: April 2, 2008

DATE ORIGINAL PLAN APPROVED BY SHAREHOLDERS: May 22, 2008

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF TRUSTEES: March 26, 2010

DATE AMENDED AND RESTATED PLAN APPROVED BY SHAREHOLDERS:

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/ofc Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 12, 2010.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 12, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF TRUSTEES RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Trustees Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Trustees:	01 Jay H. Shidler 02 Clay W. Hamlin, III 03 Thomas F. Brady 04 Robert L. Denton	05 Douglas M. Firstenberg 06 Randall M. Griffin 07 David M. Jacobstein 08 Steven D. Kesler	09 Kenneth S. Sweet, Jr. 10 Richard Szafranski 11 Kenneth D. Wethe	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Amended and Restated 2008 Omnibus Equity and Incentive Plan			☐	For	☐	Against	☐	Abstain

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CORPORATE OFFICE PROPERTIES TRUST

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 13, 2010

9:30 a.m.

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland 21046

From 95 South: Take 95 South to exit 41B (MD-175 W). Take the Columbia Gateway Drive ramp and turn onto Columbia Gateway Drive. At second traffic light, make left to 6711 Columbia Gateway Drive.

From 95 North: Take 95 North to exit 41B (MD-175 W). Take the Columbia Gateway Drive ramp and turn onto Columbia Gateway Drive. At second traffic light, make left to 6711 Columbia Gateway Drive.

From Baltimore-Washington International Airport: Take I95 West and merge into 95 South via exit 4B. Exit to MD-175 W via exit 41B. Take the Columbia Gateway Drive ramp and turn onto Columbia Gateway Drive. At second traffic light, make left to 6711 Columbia Gateway Drive.

Corporate Office Properties Trust 6711 Columbia Gateway Drive, Suite 300 Columbia, MD 21046-2104	proxy

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 13, 2010.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Randall M. Griffin and Roger A. Waesche, Jr., and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on May 13, 2010

The proxy statement and our 2009 Annual Report on Form 10-K are available at www.copt.com under “Investor Relations,” under the subheading “Annual Meeting and Proxy Materials.

See reverse for voting instructions.

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